AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2007
                                                          REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                   FORM F-10
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            _________________________

                                   NEXEN INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CANADA                              1311                            98-6000202
(PROVINCE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER IDENTIFICATION NO.,
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)               IF APPLICABLE)

                            _________________________

                              801-7TH AVENUE S.W.
                                CALGARY, ALBERTA
                                 CANADA T2P 3P7
                                 (403) 699-4000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          NEXEN PETROLEUM U.S.A. INC.
                               12790 MERIT DRIVE
                                SUITE 800, LB 94
                              DALLAS, TEXAS 75251
                                 (972) 450-4600
           (NAME, ADDRESS AND TELEPHONE NUMBER (INCLUDING AREA CODE)
                  OF AGENT FOR SERVICE IN THE UNITED STATES)
                       _________________________________

                                   COPIES TO:

 JOHN B. MCWILLIAMS               WILLIAM S. OSLER                        ANDREW J. FOLEY
     NEXEN INC.                  BENNETT JONES LLP                       EDWIN S. MAYNARD
801 - 7TH AVENUE S.W.       4500, 855 - 2ND STREET S.W.    PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
  CALGARY, ALBERTA                CALGARY, ALBERTA                  1285 AVENUE OF THE AMERICAS
   CANADA T2P 3P7                  CANADA T2P 4K7                  NEW YORK, NEW YORK 10019-6064
   (403) 699-4000                  (403) 298-3100                         (212) 373-3000

                       _________________________________

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                          PROVINCE OF ALBERTA, CANADA

               (PRINCIPAL JURISDICTION REGULATING THIS OFFERING)

It is proposed that this filing shall become effective (check appropriate box below):

A. |_| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.  |X| at some future date (check appropriate box below)
    1.  |_|  pursuant to Rule 467(b) on (         ) at (         ) (designate a
             time not sooner than 7 calendar days after filing).
    2.  |_|  pursuant to Rule 467(b) on (         ) at (         ) (designate a
             time  7  calendar  days  or  sooner  after  filing)   because  the
             securities  regulatory  authority in the review  jurisdiction  has
             issued a receipt or notification of clearance on (        ).
    3.  |_|  pursuant to Rule 467(b) as soon as practicable after  notification of the  Commission by the  Registrant  or the Canadian  securities regulatory  authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
    4.  |X|  after  the  filing  of  the  next   amendment  to  this  Form  (if
             preliminary material is being filed).

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. |X|
                       _________________________________

                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF        AMOUNT TO BE      OFFERING PRICE    PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED      PER SECURITY (1)       OFFERING PRICE (1)      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Senior Debt Securities..........
Subordinated Debt Securities....
Common Shares (no par value)(2).
Total...........................     $2,500,000,000          100%               $2,500,000,000            $76,750
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     PART I


                  PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

                   Subject to Completion, dated May 30, 2007

                                  (NEXEN LOGO)
                                   NEXEN INC.
                               U.S.$2,500,000,000
                                 Common Shares
                            Class A Preferred Shares
                             Senior Debt Securities
                          Subordinated Debt Securities
                             Subscription Receipts
                     Warrants to Purchase Equity Securities
                      Warrants to Purchase Debt Securities
                                _______________

        We may from time to time during the 25-month period that this prospectus (the "Prospectus"), including any amendments, remains valid, sell under this Prospectus up to U.S.$2,500,000,000 (or the equivalent in other currencies or currency units) aggregate initial offering price of our common shares ("Common Shares"), Class A preferred shares ("Preferred Shares") (the Common Shares and the Preferred Shares are together referred to as the "Equity Securities"), senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities"), which may include Senior Debt Securities or Subordinated Debt Securities convertible into our Common Shares (the Subordinated Debt Securities and the Senior Debt
Securities are together referred to as the "Debt Securities"), subscription receipts ("Subscription Receipts"), warrants to purchase Equity Securities ("Equity Warrants") and/or warrants to purchase Debt Securities ("Debt Warrants") (the Equity Warrants and the Debt Warrants are together referred to as the "Warrants"). The Equity Securities, Debt Securities, Subscription Receipts and Warrants are together referred to as the "Securities". We may offer Securities in such amount and, in the case of the Preferred Shares, Debt Securities, Subscription Receipts and Warrants, with such terms, as we may determine in light of market conditions. We may sell the Preferred Shares, Debt Securities, Subscription Receipts and Warrants in one or more series.

        The specific variable terms of any offering of Securities will be set forth in a supplement to this Prospectus relating to such Securities (each, a "Prospectus Supplement") including where applicable: (i) in the case of Equity Securities, the designation of the particular class and, if applicable, series, the number of shares offered, the currency (which may be United States dollars or any other currency), the issue price, dividend rate, if any, and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination (which may be United States dollars or any other currency), maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, any terms for redemption at our option or the holders' option, any terms for sinking fund payments, any listing on a securities exchange, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the currency (which may be United States dollars or any other currency), the issue price, the terms and procedures for the exchange of the Subscription Receipts and any other specific terms; and (iv) in the case of Warrants, the designation, the number of Warrants offered, the currency (which may be United States dollars or any other currency), number and terms of the Equity
Securities or Debt Securities that may be acquired upon exercise of the Warrants, the exercise price, dates and periods of exercise, adjustment procedures and any other specific terms.

        WE ARE PERMITTED TO PREPARE THIS PROSPECTUS IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. WE PREPARE OUR FINANCIAL STATEMENTS IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THEY MAY BE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS. THEY MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES. INFORMATION REGARDING THE IMPACT UPON OUR FINANCIAL STATEMENTS OF THE SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IS CONTAINED IN THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

        OWNING THE SECURITIES MAY SUBJECT YOU TO TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU SHOULD READ THE TAX DISCUSSION IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.

        YOUR ABILITY TO ENFORCE CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BECAUSE WE ARE INCORPORATED UNDER THE LAWS OF CANADA, MOST OF OUR OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE CANADIAN RESIDENTS, AND MOST OF OUR ASSETS AND ALL OR MOST OF THE ASSETS OF SUCH PERSONS ARE LOCATED OUTSIDE THE UNITED STATES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS".

        The Common Shares are listed and posted for trading on the New York Stock Exchange (the "NYSE") and the Toronto Stock Exchange (the "TSX") under the symbol "NXY". Unless otherwise specified in any applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts and Warrants will not be listed on any securities exchange. THERE IS NO MARKET THROUGH WHICH THE PREFERRED SHARES, DEBT SECURITIES, SUBSCRIPTION RECEIPTS OR WARRANTS MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL THE PREFERRED SHARES, DEBT SECURITIES, SUBSCRIPTION RECEIPTS OR WARRANTS PURCHASED UNDER THIS PROSPECTUS. THIS MAY AFFECT THE PRICING OF THESE SECURITIES IN THE SECONDARY MARKET, THE TRANSPARENCY AND AVAILABILITY OF TRADING PRICES, THE LIQUIDITY OF THE SECURITIES, AND THE EXTENT OF ISSUER REGULATION. SEE THE "RISK FACTORS" SECTION OF THE APPLICABLE PROSPECTUS SUPPLEMENT.

        We may sell Securities to or through underwriters or dealers or directly to investors or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each person who may be deemed to be an underwriter with respect to such offering and will set forth the terms of the offering of such Securities, including, to the extent applicable, the initial public offering price, the proceeds that we will receive, the underwriting discounts or commissions and any other discounts or concessions to be allowed or reallowed to dealers. The managing underwriter or underwriters with respect to Securities sold to or through underwriters will be named in the related Prospectus Supplement. See "Plan of Distribution".

        Our head and registered office and principal place of business is located at 801 - 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3P7.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

DEFINITIONS AND OTHER MATTERS...............................................1
DOCUMENTS INCORPORATED BY REFERENCE.........................................2
FORWARD-LOOKING STATEMENTS..................................................3
WHERE YOU CAN FIND MORE INFORMATION.........................................5
ENFORCEABILITY OF CIVIL LIABILITIES.........................................5
RISK FACTORS................................................................6
NEXEN INC..................................................................15
USE OF PROCEEDS............................................................15
INTEREST COVERAGE..........................................................15
DESCRIPTION OF SHARE CAPITAL...............................................16
DESCRIPTION OF THE DEBT SECURITIES.........................................18
PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES.............................26
PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES.......................37
DESCRIPTION OF THE SUBSCRIPTION RECEIPTS...................................43
DESCRIPTION OF THE WARRANTS................................................44
CERTAIN INCOME TAX CONSIDERATIONS..........................................46
PLAN OF DISTRIBUTION.......................................................46
LEGAL MATTERS..............................................................47
AUDITORS...................................................................47
EXPERTS....................................................................47
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT......................48
AUDITORS' CONSENT..........................................................49

                         DEFINITIONS AND OTHER MATTERS

        In this Prospectus and in any Prospectus Supplement, unless otherwise indicated, references to "we", "us", "our", "Nexen" or the "Corporation" are to Nexen Inc. and its consolidated subsidiaries, including partnerships. All references to "dollars", "Cdn.$" or "$" are to Canadian dollars and all references to "U.S.$" are to United States dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus and any Prospectus Supplement is determined using Canadian generally accepted accounting principles.

        This Prospectus is part of a registration statement on Form F-10 relating to the Securities that we have filed with the United States Securities and Exchange Commission ("SEC"). Under the registration statement, we may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate initial offering price of U.S.$2,500,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

        We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ from United States generally accepted accounting principles ("U.S. GAAP"). Therefore, our consolidated financial statements incorporated by reference in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference in this Prospectus and in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to the applicable note to our consolidated financial statements for a discussion of the principal differences between our financial results determined under Canadian GAAP and under U.S. GAAP.

                      DOCUMENTS INCORPORATED BY REFERENCE

        The following documents have been filed with the securities commission or similar regulatory authority in each of the provinces of Canada and are specifically incorporated by reference in, and form an integral part of, this
Prospectus:

        (a) the Management Proxy Circular dated March 10, 2006 relating to our annual meeting of shareholders held on April 27, 2006;

        (b) the Management Proxy Circular dated March 9, 2007 relating to our annual general and special meeting of shareholders held on April 26, 2007;

        (c) the Annual Information Form, which is comprised of our Annual Report on Form 10-K for the year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007;

        (d) the consolidated balance sheet as at December 31, 2006 and 2005 and the consolidated statements of income, cash flows and shareholders' equity for the three years ended December 31, 2006, together with the report thereon dated February 9, 2007 of our independent auditors Deloitte & Touche LLP, as contained in our Annual Report on Form 10-K for the year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007;

        (e) management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2006, as contained in our Annual Report on Form 10-K for the year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007;

        (f) the unaudited interim consolidated financial statements for the three month period ended March 31, 2007 as contained in our Quarterly Report on Form 10-Q dated April 27, 2007; and

        (g) management's discussion and analysis of financial condition and results for the three month period ended March 31, 2007 as contained in our Quarterly Report on Form 10-Q dated April 27, 2007.

        Any documents of the type referred to in the preceding paragraph, or similar material, including any material change reports (excluding confidential reports, if any) and business acquisition reports, filed by us with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, shall be deemed to be incorporated by reference into this Prospectus. The documents are available through the internet on the System for Electronic Document Analysis and Retrieval ("SEDAR") which can be accessed at www.sedar.com.

        To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, we may incorporate by reference into this Prospectus from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934. Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

        ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH PRIOR STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY

OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT IS NOT TO BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE, NOT MISLEADING. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO BE INCORPORATED BY REFERENCE HEREIN OR TO CONSTITUTE A PART OF THIS PROSPECTUS.

        Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, management's discussion and analysis and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed and information circulars and business acquisition reports filed prior to the commencement of our financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

        One or more Prospectus Supplements containing the specific variable terms for an issue of Securities, pro forma interest coverage ratios, if applicable, and other information in relation to such Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by any such Prospectus Supplement.

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commission or similar regulatory authority in each of the provinces of Canada and the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Assistant Secretary of Nexen at 801 - 7th Avenue S.W., Calgary, Alberta, Canada, T2P 3P7, telephone (403) 699-4000. For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Assistant Secretary at the above-mentioned address and telephone number.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE APPLICABLE PROSPECTUS SUPPLEMENT.

                           FORWARD-LOOKING STATEMENTS

        This Prospectus contains or incorporates by reference forward-looking statements or information (collectively referred to as "forward looking statements") within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this Prospectus, and which address activities, events or developments that we expect or anticipate may or will occur in the future, are forward-looking statements. We believe that the forward-looking statements made are reasonable based on information available to us on the date such statements were made. However, no assurance can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements are expressly qualified in their entirety by these cautionary statements. Forward-looking statements are typically identified by words such as "anticipate", "believe", "expect", "plan", "intend", or similar words suggesting future outcomes or our outlook. Forward-looking statements included or incorporated by reference in this Prospectus include statements with respect to such things as:

        o       future crude oil, natural gas or chemicals prices;

        o       future production levels;

        o       future cost recovery oil revenues from our operations in Yemen;

        o future capital expenditures and their allocation to exploration and development activities;

        o       future asset dispositions;

        o       future sources of funding for our capital program;

        o       possible   commerciality,   development   plans   or   capacity
                expansions;

        o       future ability to execute dispositions of assets or businesses;

        o       future debt levels;

        o       future cash flows and their uses;

        o       future drilling of new wells;

        o       ultimate recoverability of reserves;

        o       expected finding and development costs;

        o       expected operating costs;

        o       future demand for chemicals products;

        o future expenditures and allowances relating to environmental matters; and

        o dates by which certain areas will be developed or will come on-stream.

        In addition, statements relating to "reserves" or "resources" are forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the resources and reserves described can be profitably produced in the future.

        Such forward-looking statements are subject to risks, uncertainties and other factors, many of which are beyond our control and each of which contributes to the possibility that our forward-looking statements will not occur or that actual results, levels of activity and achievements may differ materially from those expressed or implied by such statements, including, but not limited to: impact of general economic, market or business conditions; market prices for oil, natural gas and chemicals products; our ability to explore, develop, produce and transport crude oil and natural gas to markets; our significant development commitments with respect to existing projects such as our Long Lake oil sands project (the "Long Lake Project"); our ability to complete our various projects on time and on budget; the anticipated production from our reserves and the decline rates associated with this production; foreign currency exchange rates; economic conditions in the countries and regions in which we carry on business; competitive actions by other companies; the opportunities (or lack of opportunities) that may be presented to us and our affiliates; actions by governmental authorities, including increases in taxes or royalties, changes in environmental and other laws and regulations; renegotiation of contracts; labour unrest; political uncertainty, including actions by insurgent or other armed groups or other conflict including conflict between states; volatility in energy trading markets; results of litigation, arbitration or regulatory proceedings; and other factors, many of which are beyond our control. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these risks, uncertainties and factors are interdependent and management's future course of action depends upon our assessment of all information available at that time.

        These and additional factors are described in more detail under the heading "Business and Properties" and in our management's discussion and analysis of financial condition and results of operations included in our Annual Information Form that is comprised of our Annual Report on Form 10-K for the year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007, filed with the securities commission or similar regulatory authority in each of the provinces of Canada and incorporated by reference herein. You should not place undue reliance on forward-looking statements, as the plans, intentions or expectations upon which they are based might not occur or come to fruition. You should also carefully consider the matters discussed under the heading "Risk Factors" in this Prospectus and in the applicable Prospectus Supplements. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement.

                      WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        We file annual and quarterly financial information and material change reports and other material with the SEC and with the securities commission or similar regulatory authority in each of the provinces of Canada. Under a multi-jurisdictional disclosure system adopted by the United States, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. You may read and copy any document that we have filed with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. The SEC's EDGAR internet site also contains reports and other information about us and any public documents that file electronically with the SEC. The EDGAR site address is www.sec.gov. You may also access any public document that we have filed with the securities commissions or similar authorities in each of the provinces of Canada at www.sedar.com.

                      ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation existing under the Canada Business Corporations Act. Most of our officers and directors, and some of the experts named in this Prospectus, are Canadian residents, and most of our assets and all or most of the assets of such persons are located outside the United States. We have appointed an agent for service of process in the United States. As a result, it may be difficult for investors in the United States to effect service of process within the United States upon such directors, officers and representatives of experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the United States federal securities laws or the securities laws of any state within the United States. We have been advised by our Canadian counsel, Bennett Jones LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Bennett Jones LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Nexen Petroleum U.S.A. Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus.

                                  RISK FACTORS

        PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

A SUBSTANTIAL OR EXTENDED DECLINE IN OIL AND NATURAL GAS PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

        Crude oil and natural gas are commodities which are sensitive to numerous worldwide factors, many of which are beyond our control, and are generally sold at contract or posted prices. Changes in world crude oil and natural gas prices may significantly affect our results of operations and cash generated from operating activities. Consequently, such prices also may affect the value of our oil and gas properties and our level of spending for oil and gas exploration and development.

        Our crude oil prices are based on various reference prices, primarily Brent and West Texas Intermediate ("WTI") crude oil reference prices and other prices which generally track the movement of Brent and WTI. Adjustments are made to the reference price to reflect quality differentials and transportation. Brent and WTI and other international reference prices are affected by numerous and complex worldwide factors such as supply and demand fundamentals, economic outlooks, production quotas set by the Organization of Petroleum Exporting Countries and political events. Quality differentials are affected by local supply and demand factors.

COMPETITIVE FORCES MAY LIMIT OUR ACCESS TO NATURAL RESOURCES, AND CREATE LABOUR AND EQUIPMENT SHORTAGES.

        The oil and gas industry is highly competitive, particularly in the following areas:

        o searching for and developing new sources of crude oil and natural gas reserves;

        o constructing and operating crude oil and natural gas pipelines and facilities; and

        o transporting and marketing crude oil, natural gas and other petroleum products.

        Our competitors include national oil companies, major integrated oil and gas companies and various other independent oil and gas companies. The petroleum industry also competes with other industries in supplying energy, fuel and related products to customers. The pulp and paper chemicals market is also highly competitive. Key success factors in each of these markets are price, product quality, and logistics and reliability of supply.

        Competitive forces may result in shortages of prospects to drill, shortages of labour and equipment to carry out exploration, development or operating activities, and shortages of infrastructure to produce and transport production. It may also result in an oversupply of crude oil and natural gas. Each of these factors could have a negative impact on costs and prices and, therefore, our financial results.

EXPLORATION, DEVELOPMENT AND PRODUCTION RISKS AND NATURAL DISASTERS COULD RESULT IN LIABILITY EXPOSURE OR LOSS OF PRODUCTION OR RESERVES.

        Acquiring, developing and exploring for oil and natural gas involves many risks. These include:

        o       encountering unexpected formations or pressures;

        o       premature declines of reservoirs;

        o blow-outs, well bore collapse, equipment failures and other accidents;

        o       craterings and sour gas releases;

        o       uncontrollable flows of oil, natural gas or well fluids; and

        o       environmental risks.

        We operate two facilities that are located in close proximity to populated areas, and each processes materials of potential harm to the local populations. At Balzac, just north of Calgary, we operate a gas plant that has been producing sour gas for over 40 years. In North Vancouver, we operate, indirectly through ownership in Canexus Limited Partnership, a chlor-alkali plant that has been producing chlorine for almost 50 years.

        We may not be fully insured against all of these risks. Losses resulting from the occurrence of these risks may have a material impact on our financial results.

OUR OFFSHORE OPERATIONS ARE SUBJECT TO UNIQUE OPERATING RISKS.

        Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production.

        Our operations in the Gulf of Mexico have been suspended, from time to time, due to hurricanes or tropical storms. In the last five years, we have had a few instances where production was suspended for an extended period of time and damage to facilities was incurred. In late August 2005, we shut-in all of our production in the Gulf of Mexico, consisting of approximately 50,000 barrels of oil equivalent per day before royalties, and ceased drilling operations in anticipation of Hurricane Katrina. Production was restored in early September for most of our fields. In late September 2005, we again shut-in all of our production and ceased drilling operations in anticipation of Hurricane Rita. While we incurred minimal damage to most of our facilities, extensive damage was incurred to the third party infrastructure necessary to accommodate our production. As a result, our 2005 annualized production was reduced by approximately 6,000 barrels of oil equivalent per day. These storms also resulted in damage to rigs under contract with us, which increased our costs and delayed our drilling schedule. In 2002, our facilities at Eugene Island 295 were damaged during Hurricane Lili. Production from this field was suspended for about four months while temporary production facilities were put in place. During this period, production volumes were reduced by approximately 2,500 barrels of oil equivalent per day. Production was restored at a reduced rate through temporary facilities for approximately six months while installation of new permanent facilities was completed. It is estimated that volumes were reduced by approximately 1,800 barrels of oil equivalent per day during this period. In each of these instances, there was no significant financial impact after business interruption and property insurance claims.

        Our exploration and development capital programs in our offshore operations are exposed to risk of delay or additional costs by limited access to drilling rigs. Recent industry pressure in the Gulf of Mexico following storm damage sustained in the 2005 hurricane season has reduced the availability of drilling rigs. Our profitability and success at finding reserves may be reduced by extended delays and/or higher costs of obtaining drilling rigs.

WITHOUT RESERVE ADDITIONS, OUR RESERVES AND PRODUCTION WILL DECLINE OVER TIME AND WE REQUIRE CAPITAL TO PRODUCE REMAINING RESERVES.

        Our future crude oil and natural gas reserves and production, and therefore our operating cash flows and results of operations, are highly dependent upon our success in exploiting our current reserve base and acquiring or discovering additional reserves. Without reserve additions through exploration, development or acquisitions, our reserves and production will decline over time as reserves are produced. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flows from operations are insufficient and external sources of capital become limited or unavailable, our ability to make the necessary capital investments to maintain and expand our oil and natural gas reserves will be impaired.

        Over the past three years, we experienced net negative revisions of 19 million barrels of oil equivalent to our proved reserves (before royalties). This includes net negative revisions of 25 million barrels of oil equivalent, representing about 2% of worldwide proved reserves (including Syncrude), related to technical revisions primarily on our producing properties, partially offset by 6 million barrels of oil equivalent of net positive economic revisions related to changes in year-end prices and costs. In Yemen, negative revisions of 27 million barrels of oil equivalent occurred largely in 2004 and resulted primarily from lower-than-expected production performance, drilling results and updated geological mapping. In the United States, negative revisions of 29 million barrels of oil equivalent occurred largely in 2005 and 2006 and resulted primarily from lower-than-expected production performance at our deep-water Aspen property and at various properties on the shelf. These negative revisions were somewhat offset by positive revisions of 37 million barrels of oil equivalent in our Buzzard field due to updated geological mapping.

        Under SEC rules, we must recognize our oil sands as bitumen reserves rather than the upgraded premium synthetic crude oil that we expect to produce from the Long Lake Project. As a result, we expect price-related revisions, both positive and negative, to occur in the future as the economic producibility of our bitumen and heavy oil reserves are sensitive to year-end prices. In particular, since we recognize our oil sands as bitumen reserves and they are related to one project, all or none of the reserves will likely be considered economic depending on the year-end prices for bitumen, diluent and natural gas, even though the Long Lake Project has virtually no exposure to these factors.

OUR PROVED RESERVES INCLUDE UNDEVELOPED PROPERTIES THAT REQUIRE ADDITIONAL CAPITAL TO BRING THEM ON-STREAM.

        Under SEC rules, the definition of proved undeveloped reserves includes reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is still required before such wells may begin production. Such reserves may be recognized when plans are in place to make the required investments to convert these undeveloped reserves to producing. Circumstances such as a sustained decline in commodity prices or poorer than expected results from initial activities could cause a change in the investment or development plans which could result in a material change in our reserves estimates. During the past three years, our total proved undeveloped reserves before royalties have increased from 124 million barrels of oil equivalent to 315 million barrels of oil equivalent (87 million barrels of oil equivalent to 275 million barrels of oil equivalent after royalties). As a result, our proved undeveloped reserves have increased from 23% to 43% of our proved reserves excluding Syncrude (22% to 43% after royalties). Proved undeveloped reserves increased primarily at the Long Lake Project and various other worldwide development projects, partially offset by the completion of the Buzzard development and ongoing development activities elsewhere.

OUR HEAVY OIL PRODUCTION IS MORE EXPENSIVE AND YIELDS LOWER PRICES THAN LIGHT OIL AND GAS.

        Heavy oil is characterized by high specific gravity or weight and high viscosity or resistance to flow. Because of these features, heavy oil is more difficult and expensive to extract, transport and refine than other types of oil. Heavy oil also yields a lower price relative to light oil and gas, as a smaller percentage of high-value petroleum products can be refined from heavy oil. As a result, our heavy oil operations are exposed to the following risks:

        o additional costs may be incurred to purchase diluent to transport heavy oil;

        o there could be a shortfall in the supply of diluent which may cause its price to increase; and

        o the market for heavy oil is more limited than for light oil making it more susceptible to supply and demand fundamentals which may cause the price to decline.

        Any one or combination of these factors could cause some of our heavy oil properties to become uneconomic to produce and/or result in negative reserve revisions.

THE LONG LAKE PROJECT FACES ADDITIONAL RISKS COMPARED TO CONVENTIONAL OIL AND GAS PRODUCTION.

        The Long Lake Project is planned as a fully integrated production, upgrading and co-generation facility. We intend to use Steam Assisted Gravity Drainage ("SAGD") technology to recover bitumen from oil sands. As designed, the bitumen will be partially upgraded using the proprietary OrCrude(TM) process, followed by conventional hydrocracking to produce a sweet, premium synthetic crude oil. The OrCrude(TM) process also yields liquid asphaltines that will be gasified into a syngas. This syngas will be used as a fuel source for the SAGD process, a source of hydrogen for use in the upgrading process, and to generate electricity through a co-generation facility.

        We have a 50% working interest in this project, and our share of the capital costs is estimated to be $2.7 billion ($5.3 billion gross). This includes a contingency reserve of $150 million ($300 million gross) for cost and productivity pressures over and above current trends. Given the initial investment and operating costs to produce and upgrade bitumen, the payout period for the project is longer and the economic return is lower than a conventional light oil project with an equal volume of reserves.

        In addition to the risks associated with heavy oil production stated above, risks associated with the Long Lake Project include the following:

UNCERTAIN TIMELINE AND COST OF THE PROJECT

        The Long Lake Project is currently in the construction stage. There is a risk that actual costs to construct and develop may be higher than expected or that the project may not be completed on time or at all due to many factors, including:

        o construction performance falling below expected levels of output or efficiency;

        o       labour disputes, disruptions or declines in productivity;

        o       increases in materials or labour costs;

        o       inability to attract sufficient numbers of qualified workers;

        o       design errors;

        o       contractor or operator errors;

        o       non-performance by third-party contractors;

        o       changes in project scope;

        o delays in obtaining, or conditions imposed by, regulatory approvals;

        o       breakdown or failure of equipment or processes;

        o       violation of permit requirements;

        o catastrophic events such as fires, earthquakes, storms or explosions; and

        o       disruption in the supply of energy.

        The capital cost estimate at the time of our board's sanctioning the project in February 2004 was $3.4 billion (gross). In December 2004, we accelerated the drilling of an additional well pad consisting of 13 well-pairs to increase certainty and reliability of bitumen production at the commencement of upgrader operations at a cost of $98 million (gross). In early 2006, we further modified the project design by adding steam generation capacity and soot handling equipment at a cost of $360 million (gross). These scope changes increased the estimated project cost to $3.8 billion. High activity in the oil sands region is placing ongoing pressure on the costs of labour and services. In addition, labour productivity has been lower than anticipated, requiring a larger workforce to maintain progress. In April 2007, we announced that the projected cost of the Long Lake Project had increased from $4.6 billion to approximately $5.3 billion ($2.7 billion net to us). This includes a contingency reserve of $300 million ($150 million net to us) for cost and productivity pressures over and above current trends.

APPLICATION OF RELATIVELY NEW SAGD BITUMEN RECOVERY PROCESS

        SAGD has been used in western Canada to increase recoveries from conventional heavy oil reservoirs for over a decade. However, application of SAGD to the in-situ recovery of bitumen from oil sands is relatively new. Some of the SAGD oil sands applications to date have been pilot projects, however several commercial SAGD projects have been in steady state operation for over five years.

        Our estimates for performance and recoverable volumes for the Long Lake Project are based primarily on our three well-pair SAGD pilot and industry performance from SAGD operations in like reservoirs in the McMurray formation in the Athabasca oil sands. Using this data, our assumptions included average well-pair productivity of 900 barrels per day of bitumen and a long-term steam-to-oil ratio of 3.0. There can be no assurance that our SAGD operation will produce bitumen at the expected levels or steam-to-oil ratio. If the assumed production rates or steam-to-oil ratio are not achieved, we might have to drill additional wells to maintain optimal production levels, construct additional steam generating capacity, purchase natural gas for additional steam generation, and/or make short-term bitumen purchases. These could have a significant adverse impact on the future activities and economic return of the Long Lake Project.

APPLICATION OF NEW BITUMEN UPGRADING PROCESS

        The proprietary OrCrude(TM) process we are using to upgrade raw bitumen to synthetic crude will be the first commercial application of the process although we have operated it in a 500 barrels per day demonstration plant. There can be no assurance that the commercial upgrader being constructed at Long Lake will achieve the same or similar results as the demonstration plant or the results which are forecast. If we are unable to upgrade the bitumen for any reason we may decide to sell it as bitumen without upgrading it, which would expose us to the following risks:

        o       the market for bitumen is limited;

        o additional costs would be incurred to purchase diluent for blending and transporting bitumen;

        o there could be a shortfall in the supply of diluent which may cause its price to increase;

        o the market price for bitumen is relatively low reflecting its quality differential;

        o the market price for bitumen fluctuates over the course of the year; and

        o additional costs would be incurred to purchase natural gas for use in generating steam for the SAGD process since we would not be producing syngas from the upgrading process.

        These factors could have a significant adverse impact on the future activities and economic returns of the Long Lake Project.

        If any of these factors arise, our operating costs would increase and our revenues would decrease from those we have assumed. This would cause a material decrease in expected earnings from the project and the project may not be profitable under these conditions.

DEPENDENCE ON OPTI CANADA INC.

        We are undertaking the Long Lake Project jointly with OPTI Canada Inc. ("OPTI") pursuant to a joint venture agreement governing the construction, ownership and joint operation of the project. The agreement provides for the creation of a management committee that is responsible for the supervision and direction of the management and operation of the project, the supervision and control of the operators and all other matters relating to the development of the project. If our interest in any element of the project falls below 25%, OPTI may be able to make decisions respecting that element without our input, which may adversely affect our operations.

DEPENDENCE UPON PROPRIETARY TECHNOLOGY

        The success of the project and our investment depends to a significant extent on the proprietary technology of OPTI and proprietary technology of third parties that has been, or is required to be, licensed by OPTI. OPTI currently relies on intellectual property rights and other contractual or proprietary rights, including (without limitation) copyright, trademark laws, trade secrets, confidentiality procedures, contractual provisions, licenses and patents, to secure the rights to utilize its proprietary technology and the proprietary technology of third parties. OPTI may have to engage in litigation in order to protect the validity of its patents or other intellectual property rights, or to determine the validity or scope of the patents or proprietary rights of third parties. This kind of litigation can be time-consuming and expensive, regardless of whether or not OPTI is successful. The process of seeking patent protection can itself be long and expensive, and there can be no assurance that any currently pending or future patent applications of OPTI or such third parties will actually result in issued patents, or that, even if patents are issued, they will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to OPTI. Furthermore, others may develop technologies that are similar or superior to the technology of OPTI or such third parties or design around the patents owned by OPTI and/or such third parties. There is also a risk that OPTI may not be able to enter into licensing arrangements with third parties for the additional technologies required for the possible further expansion of the Long Lake upgrader.

OPERATIONAL HAZARDS

        The operation of the project will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. A casualty occurrence might result in the loss of equipment or life, as well as injury or property damage. We may not carry insurance with respect to all potential casualty occurrences and disruptions. It cannot be assured that our insurance will be sufficient to cover any such casualty occurrences or disruptions. The project could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the project and on our business, financial condition and results of operations.

        Recovering bitumen from oil sands and upgrading the recovered bitumen into synthetic crude oil and other products involve particular risks and uncertainties. The project is susceptible to loss of production, slowdowns or restrictions on its ability to produce higher value products due to the interdependence of its component systems. Severe climatic conditions can cause reduced production and in some situations result in higher costs. SAGD bitumen recovery facilities and development and expansion of production can entail significant capital outlays. The costs associated with synthetic crude oil production are largely fixed and, as a result, operating costs per unit are largely dependent on levels of production.

        The Long Lake Project will process large volumes of hydrocarbons at high pressure and temperatures and will handle large volumes of high-pressure steam. Equipment failures could result in damage to the project's facilities and liability to third parties against which we may not be able to fully insure or may elect not to insure because of high premium costs or for other reasons.

        Certain components of the Long Lake Project will produce sour gas, which is gas containing hydrogen sulphide. Sour gas is a colourless, corrosive gas that is toxic at relatively low levels to plants and animals, including humans. The project will include integrated facilities for handling and treating the sour gas, including the use of gas sweetening units, sulphur recovery systems and emergency flaring systems. Failures or leaks from these systems or other exposure to sour gas produced as part of the project could result in damage to other equipment, liability to third parties, adverse effect to humans, animals and the environment, or the shut down of operations.

        The Long Lake Project will produce carbon dioxide emissions. Carbon dioxide is a greenhouse gas that will be regulated by the Kyoto Protocol, which may come into effect in Canada. Risk factors relating to environmental regulation are provided separately in this Prospectus.

ABORIGINAL CLAIMS

        Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, certain governmental entities and the regional municipality of Wood Buffalo (which includes the city of Fort McMurray, Alberta) claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray, including the lands on which the project and most of the other oil sands operations in Alberta are located. Such claims, if successful, could have a significant adverse effect on the Long Lake Project and on us.

COMPETITION

        The Canadian and international petroleum industry is highly competitive in all aspects, including the exploration for, and the development of, new sources of supply, the acquisition of petroleum interests and the distribution and marketing of petroleum products. The Long Lake Project competes with other producers of synthetic crude oil blends and other producers of conventional crude oil. Some of the conventional producers have lower operating costs than the project is anticipated to have. The petroleum industry also competes with other industries in supplying energy, fuel and related products to consumers.

        A number of companies, other than OPTI and us, have announced plans to enter the oil sands business and begin production of synthetic crude oil, or expand existing operations. Expansion of existing operations and development of new projects could materially increase the supply of synthetic crude oil and other competing crude oil products in the marketplace. Depending on the levels of future demand, increased supplies could have a negative impact on prices.

SOME OF OUR PRODUCTION IS CONCENTRATED IN A FEW PRODUCING ASSETS.

        A significant portion of our production is generated from highly productive individual wells or central production facilities. Examples include:

        o       central  processing  facilities,   oil  pipelines,  and  export
                terminal at our two Yemen operations;

        o       Gunnison SPAR production platform in the Gulf of Mexico;

        o       highly   productive   Aspen  wells  tied-in  to  a  third-party
                processing facility in the Gulf of Mexico;

        o       upgrading  facilities  at Syncrude in the  Athabasca oil sands;
                and

        o       Scott and Buzzard production platforms in the North Sea.

        As significant production is generated from each of these assets, any single event causing an interruption to any one of these operations could result in the loss of production.

WE MAY NOT ACHIEVE COMMERCIAL PRODUCTION RATES IN OUR COALBED METHANE
OPERATIONS.

        Coalbed methane ("CBM") is commonly referred to as an unconventional form of natural gas because it is primarily stored through adsorption by the coal itself rather than in the pore space of the rock like most conventional gas. The gas is released in response to a drop in pressure in the coal. If the coal is water saturated, water generally needs to be extracted to reduce the pressure and allow gas production to occur. CBM wells typically have lower producing rates and reserves per well than conventional gas wells, although this varies by area. Regulatory approval is required to drill more than one well per section. As a result, the timing of drilling programs and land development can be uncertain.

        The Mannville coals in the Fort Assiniboine region of Alberta are generally deeper than other commercial CBM projects in the Horseshoe Canyon and are water saturated. A significant period of time may be required to sufficiently dewater the coals to determine if commercial production is feasible. As a result, we may have to invest significant capital in CBM assets before they achieve commercial rates of production. The wells may never achieve commercial rates of production as there are no other commercially proven Mannville CBM projects in operation.

        CBM projects in some areas of the United States have had negative public reaction due to certain water disposal practices. In Canada, as in the United States, water disposal practices are regulated to ensure public safety and water conservation. Nevertheless, negative public perception around CBM production could impede our access to the resource.

WE HAVE SIGNIFICANT UPFRONT COMMITMENTS RELATED TO OUR CURRENT DEVELOPMENT PROJECTS.

        We have significant commitments in connection with various development activities currently underway. At Long Lake, we essentially completed module and site construction of the SAGD facilities in 2006 and steam injection commenced in April 2007. With respect to the Long Lake upgrader, module fabrication is largely complete and all of the modules are on site. Construction of the upgrader is approximately 85% complete and start up is scheduled for late 2007. At Long Lake, we are exposed to the possibility of cost overruns and/or delays in the commencement of commercial production, which may be significant. Specific risk factors relating to the Long Lake Project are provided separately. See "The Long Lake Project faces additional risks compared to conventional oil and gas production."

WE OPERATE IN COUNTRIES WITH POLITICAL AND ECONOMIC RISK.

        We operate in numerous countries, some of which may be considered politically and economically unstable. Our operations and related assets are subject to the risks of actions by governmental authorities, insurgent groups or terrorists which may have material adverse financial consequences. For instance, on September 15, 2006 our oil export terminal in Yemen was assaulted by two explosive laden vehicles. One worker was killed and two others received minor injuries. The ability of the terminal to receive and export oil was not affected and operations are continuing as normal. There can be no assurance that we will be successful in protecting ourselves against these risks and the related financial consequences.

WE MAY BE AFFECTED BY CHANGES IN GOVERNMENT RULES AND REGULATIONS.

        Our operations are subject to various levels of government controls and regulations in the countries where we operate. These laws and regulations include matters relating to land tenure, drilling, production practices, environmental protection, marketing and pricing policies, royalties, various taxes and levies including income tax, and foreign trade and investment, that are subject to change from time to time. For example, the United States government has proposed increases to the royalty rates for new deep-water Gulf of Mexico leases and has proposed amendments to deep-water leases issued in 1998 and 1999. Current legislation is generally a matter of public record, and we are unable to predict what additional legislation or amendments may be proposed that will affect our operations or when any such proposals, if enacted, might become effective. Changes in government regulations could have an adverse effect on our results of operations and financial condition.

OUR OPERATIONS ARE EXPOSED TO ENVIRONMENTAL LIABILITIES.

        Environmental liabilities inherent in the oil and gas and chemicals industries are becoming increasingly sensitive as related laws and regulations become more stringent worldwide. Many of these laws and regulations require us to remove or remedy the effect of our activities on the environment at present and former operating sites, including dismantling production facilities and remediating damage caused by the disposal or release of specified substances. This could have an adverse financial consequence on us.

        Certain operations require the use of fresh and saline water. We currently use sub-surface sources of water for these operations. Additional costs may be incurred if allocation limits are placed on our saline water usage, if our sub-surface fresh water needs exceed allocated amounts or if existing sub-surface fresh water allocations are reduced.

OUR OPERATIONS COULD BE SUBJECT TO CHANGES IN REGULATIONS RELATED TO CLIMATE CHANGE.

        The Kyoto Protocol came into force on February 16, 2005. Canada ratified the Kyoto Protocol in December 2002. In 1997, Canada committed to an emission reduction of 6% below 1990 levels during the First Commitment period (2008 to 2012). Since that time, the Canadian federal government and various provincial governments have grappled with the issue of climate change and a number of legislative proposals have come and gone. There are several proposals before the Canadian government and the Alberta provincial government which address criteria air contaminants ("CACs") and greenhouse gases ("GHGs"). In one form or another those proposals seek to apply intensity-based targets and/or absolute caps on CACs and GHGs in the period up to 2020-2025. It is unclear if and when any of those proposals will become law, however, enviornmental legislation generally is becoming increasingly stringent and the costs of regulatory compliance is increasing and such costs will likely continue to increase in the future.

        Any required reductions in the GHGs emitted for our operations could result in increases in our capital or operating expense, or reduced operating rates, especially those related to the Long Lake Project, which could have an adverse effect on our results of operations and financial condition.

OUR ENERGY MARKETING OPERATIONS EXPOSE US TO THE RISK OF TRADING LOSSES AND LIQUIDITY CONSTRAINTS.

        Our trading operations expose us to the risk of financial losses from various sources. The markets in which we trade are susceptible to significant changes, which could expose us to the risk of material financial losses. Significant changes in the commodities and financial markets could require us to provide additional liquidity to support our marketing operations. Adverse credit related events such as a downgrade of our credit rating to non-investment grade could require additional collateral to be placed with counter-parties. Any significant loss of liquidity may result in delays and/or cancellation of our development plans.

USE OF MARINE TRANSPORTATION MAY EXPOSE US TO THE RISK OF FINANCIAL LOSS AND REPUTATIONAL DAMAGE.

        From time to time, we may choose to charter marine vessels for the transportation of crude oil. This may expose us to the risk of financial loss and reputational damage in the event of oil spills.

FLUCTUATIONS IN EXCHANGE RATES GIVE RISE TO FOREIGN CURRENCY EXPOSURE.

        A substantial portion of our activities are transacted in or referenced to United States dollars. Revenues, expenses, capital expenditures and related net assets of our oil and gas and chemicals operations outside Canada are primarily United States dollar denominated. Prices received in Canada for sales of our crude oil, natural gas and a portion of our chemicals products are referenced to United States dollar denominated prices. Also, we have the ability to borrow on a short-term and long-term basis in United States dollars. Fluctuations in exchange rates between the United States and Canadian dollar, and between the United States or Canadian dollar and other foreign currencies, including but not limited to the British pound and the Euro, could have an adverse effect on our financial condition.

INCREASES IN INTEREST RATES COULD GIVE RISE TO INCREASED DEBT SERVICING OBLIGATIONS.

        We use both fixed and floating rate debt to finance our operations. Our floating rate debt obligations expose us to changes in interest payments due to fluctuations in interest rates. This could have an adverse effect on our financial condition.

THE INABILITY OF COUNTERPARTIES TO FULFILL THEIR OBLIGATIONS TO US COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

        Credit risk affects both our trading and non-trading activities and there is the risk of loss if counterparties do not fulfill their contractual obligations. Most of our receivables are with counterparties in the oil and gas energy trading industry and are subject to normal industry credit risk. The inability of any one or more of these counterparties to fulfill their obligations to us may adversely impact our results of operations.

THE DEBT SECURITIES WILL BE STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES.

        We conduct a substantial portion of our operations through our subsidiaries, including partnerships. The Debt Securities will be exclusively obligations of Nexen Inc. The subsidiaries will not guarantee the payment of principal of, or interest on, the Debt Securities. The Debt Securities will therefore be effectively subordinated to all existing and future liabilities (including trade payables and indebtedness) of our subsidiaries. In the event of an insolvency, liquidation or other reorganization of any such subsidiaries, our creditors (including the holders of the Debt Securities) will have no right to proceed against the assets of such subsidiaries or to cause the liquidation or bankruptcy of such subsidiaries under applicable bankruptcy laws. Creditors of such subsidiaries would be entitled to payment in full from such assets and earnings of such subsidiaries over the claims of ours, except to the extent that we may ourselves be a creditor with recognized claims against any such subsidiary ranking at least PARI PASSU with such other creditors, in which case our claims would still be effectively subordinate to any mortgage or other liens on the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by us.

        In addition, because we conduct a substantial portion of our operations through subsidiaries, our results of operations and our ability to service our indebtedness, including the Debt Securities, are dependent upon the results of operations of our subsidiaries and the payment of funds by such subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries have no obligation, contingent or otherwise, to pay amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to us by our subsidiaries may be subject to statutory or contractual restrictions (including requirements to maintain minimum levels of working capital and other assets), are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

                                   NEXEN INC.

        We are an independent, Canadian-based, global energy company. We were formed in Canada in 1971 by the combination of the Canadian crude oil, natural gas, sulphur and chemical operations of two subsidiaries of Occidental Petroleum Corporation. For financial reporting purposes, we report on four main segments: Oil and Gas; Syncrude; Energy Marketing and Chemicals. Our Oil and Gas operations are broken down geographically into the U.K. North Sea, U.S. Gulf of Mexico, Canada, Yemen and Other International (currently Colombia and offshore West Africa). Results from the Long Lake Project are included in Canada. Syncrude is our 7.23% interest in the Syncrude Joint Venture. Energy marketing includes our growing crude oil, natural gas, natural gas liquids, ethanol and power marketing business in North America, Europe and southeast
Asia. Chemicals includes operations in North America and Brazil that manufacture, market and distribute sodium chlorate, caustic soda and chlorine through the Canexus Limited Partnership.

        Our head and registered office and principal place of business is located at 801 - 7th Avenue S.W., Calgary, Alberta, T2P 3P7.

                                USE OF PROCEEDS

        Unless otherwise indicated in an applicable Prospectus Supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of Securities for general corporate purposes, which may include financing our capital expenditure program and working capital requirements. We may also use the net proceeds for the repayment of indebtedness. We may, from time to time, issue debt instruments and incur additional indebtedness other than through the issuance of Securities pursuant to this Prospectus. We may invest funds that we do not immediately require in short-term marketable securities.

                               INTEREST COVERAGE

        The following interest coverage ratios are calculated on a consolidated basis for the twelve month periods ended December 31, 2006 and March 31, 2007 and are derived from our audited consolidated financial statements, in the case of December 31, 2006, and our unaudited consolidated financial statements, in the case of March 31, 2007. The following ratios give effect to the issuance by us on May 4, 2007 of U.S.$250,000,000 aggregate principal amount of 5.65% notes due 2017 and U.S.$1,250,000,000 aggregate principal amount of 6.40% notes due 2037 and the application of the estimated proceeds therefrom to repay outstanding bank debt as if such transactions occurred at the beginning of the respective periods. The following ratios do not give effect to the issue of any Securities pursuant to this Prospectus and do not purport to be indicative of the interest coverage ratios for any future periods.

                                                 March 31,       December 31,
                                                  2007               2006
Interest coverage on long-term debt..........     3:81 x             3:93 x

        Interest coverage means net income plus income taxes and interest expense on long-term debt divided by interest expense on long-term debt.


                          DESCRIPTION OF SHARE CAPITAL

AUTHORIZED CAPITAL

        Our authorized capital consists of an unlimited number of Common Shares without nominal or par value and an unlimited number of Preferred Shares without nominal par value, issuable in series. As at May 17, 2007, 526,818,394 Common Shares were issued and outstanding and no Preferred Shares have been issued.

COMMON SHARES

        Each Common Share entitles the holder to receive notice of and to attend all meetings of our shareowners, other than meetings at which only the holders of a specified class or series of shares are entitled to vote. Each Common Share entitles the holder to one vote, except at meetings at which only holders of a specified class or series of shares are entitled to vote. The holders of Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to other classes of shares of Nexen, to receive any dividend declared by Nexen on the Common Shares and to receive the remaining property of Nexen upon dissolution. There are no pre-emptive or conversion rights attaching to the Common Shares and the Common Shares are not subject to redemption. All Common Shares currently outstanding and to be outstanding upon exercise of outstanding options and warrants are, or will be, fully paid and non-assessable.

        Our by-laws provide for certain rights of holders of our Common Shares in accordance with the provisions of the Canada Business Corporations Act. Such by-laws may be amended either by a majority vote of the holders of Common Shares or by a majority vote of the board of directors. Any amendment of the by-laws by action of the board of directors must be submitted to the next meeting of our shareholders whereupon the by-law amendment must be confirmed, confirmed as amended or replaced by a majority vote of the shareholders voting on such matter.

        Our shareholders do not have cumulative voting rights on the election of our directors. Therefore, the holders of more than 50% of the Common Shares voting for the election of our directors could, if they chose to do so, elect all of the directors and, in such event, the holders of the remaining Common Shares would not be able to elect any director.

        Effective December 4, 2006, we adopted a new by-law to implement a modified majority vote standard. Under this standard, a director who does not receive a majority of the votes cast in favour of his or her election must submit a resignation to our board of directors for consideration. The independent members of the board of directors, on the recommendation of the governance committee, will determine whether or not to accept the resignation. We will promptly disclose in a press release the decision of the independent directors and an explanation of how the decision was reached. In the case of a contested election, a plurality standard, which would have those directors who receive the most votes elected, will continue to apply.

CLASS A PREFERRED SHARES

        The Preferred Shares may be issued in one or more series, each series to consist of such number of shares as determined by resolution of our board of directors. Our board of directors, by resolution duly passed before the issue of the Preferred Shares of each series, fix the designation, rights, restrictions, conditions and limitations attaching to the Preferred Shares of each series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of cumulative preferential dividends, the date or dates and places of payment thereof, the date of dates from which such preferential dividends shall accrue, the rights and obligations, if any, of Nexen to purchase the Preferred Shares of such series and to redeem the same, the price and the terms and conditions of any such purchase or redemption, conversion rights, if any, the terms and conditions of any share purchase plan or sinking fund and the restrictions, if any, respecting the payment of dividends on any shares ranking junior to the Preferred Shares, the whole subject to the filing of articles of amendment setting forth the designation, rights, restrictions, conditions and limitations to be attached to the Preferred Shares of such series.

        The particular terms and provisions of the Preferred Shares offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Preferred Shares.

        Holders of Preferred Shares are not entitled to receive notice of, attend or vote at our shareowner meetings, unless and until four quarterly dividends on the Preferred Shares of any one series remain outstanding and unpaid, whether or not such dividends have been declared and whether or not there are any monies properly applicable to the payment of dividends. Thereafter, but only so long as any dividend on the Preferred Shares of any series remains in arrears, the holders of Preferred Shares are entitled to receive notice of and to attend all meetings of our shareholders and are entitled to one vote in respect of each Preferred Share held. In such a circumstance, holders of Preferred Shares will be entitled, voting separately and exclusively as a class, to elect two members of our board of directors.

        The Preferred Shares of each series will have priority over the Common Shares in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding up our affairs.

        The Preferred Shares of each series rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution of winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding up our affairs. When any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series participate ratably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on such Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

        We may create one or more classes of shares which, with respect to priority in payment of dividends or in the distribution of assets in the event of liquidation, dissolution or winding-up of Nexen or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, rank on a parity with, or are entitled to a preference over, the Preferred Shares.

        The provisions of the Preferred Shares may be deleted, varied, modified, amended or simplified by special resolution of the holders of Common Shares, but only with the prior approval in writing of holders of not less than two-thirds of the Preferred Shares then outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Preferred Shares duly called and held for the purpose of considering the subject matter of such resolution and at which the holders of not less than a majority of all Preferred Shares then outstanding are present in person or represented by proxy in accordance with our by-laws.

SHAREOWNER RIGHTS PLAN

        We are party to a shareowner rights plan agreement (the "Rights Plan") with CIBC Mellon Trust Company as rights agent, designed to encourage the fair treatment of shareowners in connection with an unsolicited offer for Nexen Inc. Under the Rights Plan, one right (a "Right") has been issued and attached to each Common Share outstanding and will be attached to each Common Share subsequently issued.

        Each Right entitles the holder thereof to purchase from us, one Common Share at an exercise price equal to three times the market price per Common Share subject to adjustments (the "Exercise Price"). However, if a person becomes the beneficial owner of 20% or more of the outstanding Common Shares, other than pursuant to a Permitted Bid or certain other exceptions, or announces the intent to commence a take-over bid, each Right (other than Rights beneficially owned by the offeror and certain related parties) shall constitute the right to purchase from us that number of Common Shares that have a market value at the date of occurrence equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (i.e. at a 50% discount).

        A "Permitted Bid" under the Rights Plan is a take-over bid (within the meaning of Canadian law) made by way of a take-over bid circular that satisfies all of the following conditions:

        o       the bid is made to all owners of Common Shares;

        o the bid must remain open for at least 60 days and more than 50% of the outstanding Common Shares (other than Common Shares beneficially owned on the date of the bid by the offeror and certain related parties) must be deposited under the bid and not withdrawn before any Common Shares may be taken up and paid for; in addition, if 50% of the Common Shares are so deposited and not withdrawn, the offeror must make an announcement to that effect, and must leave the bid open for an additional ten business days; and

        o under the terms of the bid, Common Shares may be deposited at any time between the date of the bid and the date Common Shares are taken up and paid for, and any Common Shares so deposited may be withdrawn until taken up and paid for.

        The Rights Plan will expire at the close of the annual meeting of shareowners in 2008, unless shareowners approve the continuation of the Rights Plan at or before the annual meeting of shareowners in 2008, in which case the Rights Plan will expire at the termination of the annual meeting of shareowners in 2011.

                       DESCRIPTION OF THE DEBT SECURITIES

        The Debt Securities may consist of:

        o Senior Debt Securities issued pursuant to a senior debt indenture dated May 4, 2007 (the "Senior Debt Indenture") between us and Deutsche Bank Trust Company Americas, as trustee; or

        o Subordinated Debt Securities issued pursuant to a trust indenture dated November 4, 2003 (the "Subordinated Debt Indenture") between us and Deutsche Bank Trust Company Americas, as trustee.

        The Debt Securities will have maturities of not less than one year and will be offered to the public at prices and on terms determined by us based on a number of factors, including market conditions at the time of issue.

        The terms and conditions applicable to Debt Securities issued under the Senior Debt Indenture or the Subordinated Debt Indenture (collectively, the "Indentures") will be as contained in the officer's certificate or supplemental indenture for the specific series of Debt Securities and the applicable Prospectus Supplement.

        The following is a summary of important provisions and definitions of the Indentures. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement filed with the SEC. In this description of the Debt Securities, including the description contained under the headings "Particular Terms of the Senior Debt Securities" and "Particular Terms of the Subordinated Debt Securities", the words "Nexen", "we", "us" or "our" refer only to Nexen Inc. and not to any of our subsidiaries, unless otherwise expressly stated or the context otherwise requires. All references to "principal" of the Debt Securities shall be deemed to include a reference to "and premium, if any", unless otherwise expressly stated, or where the context otherwise requires, or where such reference is to the aggregate principal amount of the Debt Securities issuable pursuant to this Prospectus or constituting a particular series.

GENERAL

        The Debt Securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We are not limited as to the amount of Debt Securities we may issue under either of the Indentures. Unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series.

        The applicable Prospectus Supplement will summarize the specific terms for each series of the Debt Securities and the related offering including, without limitation:

        o       the  title  and the  aggregate  principal  amount  of the  Debt
                Securities;

        o       any  limit  on the  aggregate  principal  amount  of  the  Debt
                Securities;

        o the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

        o the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue and on which such interest will be payable and the regular record date or dates for the payment of interest, if any, on the Debt Securities in registered form, or the method by which such date or dates will be determined;

        o the place or places where the principal of, and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

        o the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

        o the terms and conditions, if any, upon which you may redeem the Debt Securities prior to maturity and the price or prices at which and the currency in which the Debt Securities are payable;

        o       the  terms,  if  any,  on  which  the  Debt  Securities  may be
                converted  or  exchanged   for  other  of  our   securities  or
                securities of other entities;

        o if payment of the Debt Securities will be guaranteed by any other person;

        o the extent and manner, if any, in which payment on or in respect of the Debt Securities will be secured, or will rank senior, or will be subordinated to the prior payment of our other liabilities and obligations;

        o if the series of Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depositary for the global securities;

        o the terms and conditions of any sinking fund or analogous provisions;

        o if the Debt Securities may be issued bearing no interest or at a discount below their stated principal amount, and special considerations applicable to any such discounted Debt Securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes;

        o if the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;

        o if other than denominations of U.S.$1,000 and any integral multiple thereof, the denomination or denominations in which any Debt Securities of the series shall be issuable and, if other than the denomination of U.S.$1,000, the denomination or denominations in which any bearer Debt Securities of the series shall be issuable;

        o if other than U.S. dollars, the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of or interest, if any, on such Debt Securities will be payable;

        o any index formula or other method used to determine the amount of payments of principal of or interest, if any, on the Debt Securities;

        o whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether we will have the option to redeem the Debt Securities rather than pay the additional amounts;

        o       any provision for the deferral of interest payments, if any;

        o any terms applicable to the payment of principal of and interest, if any, on the Debt Securities in the form of additional Debt Securities, our securities or that of other entities or other property (or the cash value thereof) and the specific terms of and period during which such payment may be made; and

        o any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Debt Securities that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

RANKING

        Unless otherwise indicated in any applicable Prospectus Supplement, the Senior Debt Securities will be our unsecured senior obligations and will rank equally and ratably with all of our other unsecured senior indebtedness from time to time outstanding. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated to our Senior Indebtedness (as defined in "Particular Terms of the Subordinated Debt Securities - Ranking of Subordinated Debt Securities" below) including all of the Senior Debt Securities. We reserve the right to specify in a Prospectus Supplement whether a particular series of the Subordinated Debt Securities is subordinated to any other series of Subordinated Debt Securities.

        We conduct a substantial portion of our operations through subsidiaries, including partnerships. The Debt Securities will be exclusively our obligations. Such subsidiaries will not guarantee the payment of principal of, or interest, if any, on, the Debt Securities. The Debt Securities will therefore be effectively subordinated to all existing and future liabilities (including trade payables and other indebtedness) of our subsidiaries.

FORM, DENOMINATION, EXCHANGE AND TRANSFER

        Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

DEBT SECURITIES IN BOOK ENTRY FORM

        Debt Securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the Prospectus Supplement relating to such series.

        A Global Security may not be transferred, except as a whole between the Depositary and a nominee of the Depositary or as between nominees of the Depositary, or to a successor Depositary or nominee thereof, until it is wholly exchanged for Debt Securities in certificated non-book-entry form in accordance with the terms of the applicable Indenture. So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture and payments of principal of and interest, if any, on the Debt Securities represented by a Global Security will be made by us to the Depositary or its nominee.

        Owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form and will not be considered the owners or holders thereof under the applicable Indenture.

        No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

        (a) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be eligible to act as such as required by the applicable Indenture and we have been unable to obtain a replacement within 90 days following such notification or becoming aware of such ineligibility;

        (b) there shall have occurred and be continuing an Event of Default (as defined in the applicable Indenture) with respect to the Debt Securities represented by such Global Security; or

        (c) we, at any time in our sole discretion, determine that the Debt Securities represented by a Global Security shall no longer be so represented,

whereupon such Global Security shall be exchanged for certificated non-book-entry Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Securities and registered in such names and denominations as the Depositary may direct.

        Principal and interest payments, if any, on the Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. Neither we, the applicable trustee or any paying agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Unless otherwise stated in the applicable Prospectus Supplement, The Depository Trust Company will act as Depositary for any Debt Securities represented by a Global Security.

DEBT SECURITIES IN CERTIFICATED FORM

        In the  event  that the Debt  Securities  are  issued  in  certificated non-book-entry form, principal and interest, if any, will be payable, the transfer of such Debt Securities will be registerable and such Debt Securities will be exchangeable for Debt Securities in other denominations of a like aggregate principal amount at the office or agency maintained by us. Payment of principal and interest, if any, on Debt Securities in certificated non-book-entry form may be made by check mailed to the address of the holders entitled thereto.

        Debt Securities of any series may be issued in whole or in part in registered form as provided in the applicable Indenture.

        Subject to the foregoing limitations, Debt Securities of any authorized form or denomination issued under the applicable Indenture may be transferred or exchanged for Debt Securities of any other authorized form or denomination or denominations, any such transfer or exchange to be for an equivalent aggregate principal amount of Debt Securities of the same series, carrying the same rate of interest and same redemption and other provisions as the Debt Securities so transferred or exchanged. Exchanges of Debt Securities of any series may be made at the offices of the applicable trustee and at such other places as we may from time to time designate with the approval of the applicable trustee and may be specified in the applicable Prospectus Supplement. In addition, if Debt Securities of any series are issued in certificated non-book entry form as described above under "Debt Securities in Certificated Form", or if the Depositary for such Debt Securities of such series shall so require, we will maintain a paying agent and transfer agent for such Debt Securities in The City of New York. Unless otherwise specified in the applicable Prospectus Supplement, the applicable trustee will be the registrar and transfer agent for the Debt Securities issued under the applicable Indenture. No service charge may be made for any transfer or exchange of Debt Securities, although we and the applicable trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

REORGANIZATION, MERGER, CONVEYANCE OR LEASE

        We will not be restricted by the terms of either Indenture from merging, amalgamating or consolidating with or into any other Person (as defined in the applicable Indenture), or from selling, assigning, leasing, conveying or otherwise transferring all or substantially all of our property and assets to any other Person, or from changing the jurisdiction under whose laws we are organized and existing if, in any such case:

        (a) either we shall be the surviving corporation, in the case of a merger, or the successor or transferee corporation (the "successor corporation") expressly assumes, by supplemental indenture, the due and punctual payment of the Debt Securities and the due and punctual performance and observance of all other covenants in the applicable Indenture and the Debt Securities to be performed or observed by us (provided that no such supplemental indenture will be required pursuant to the provisions of this clause (a) if (i) the transaction in question is an amalgamation of us with any one or more other corporations, which amalgamation is governed by the statutes of Canada or any province thereof, (ii) the successor corporation is and, immediately prior to such amalgamation, we are organized and existing under the laws of Canada or any province thereof, (iii) upon the effectiveness of such amalgamation, the successor corporation shall have become or shall continue to be (as the case may be), by operation of law and as expressly provided by the statutes of Canada or any province thereof (as the case may be) applicable to such amalgamation, liable for the due and punctual payment of the Debt Securities and the due and punctual performance and observance of all other covenants in the applicable Indenture and the Debt Securities to be performed or observed by us, and (iv) we shall have delivered to the applicable trustee an opinion of our legal counsel to the effect set forth in clauses (i) through (iii) above);

        (b) such transaction is upon such terms as substantially to preserve and not to prejudice any of the rights and powers of the applicable trustee or of the holders of the Debt Securities (including, in respect of any Senior Debt Securities that may be convertible, the conversion rights of holders thereof);

        (c) there shall exist no condition or event either at the time of or immediately following such transaction, as to either us or the successor corporation, which constitutes or would with the passage of time or notice or both constitute an event of default under the applicable Indenture; and

        (d)     we shall have delivered to the applicable trustee the officer's
                certificate   and  opinions  of  counsel   called  for  by  the
                applicable Indenture;

provided that, if the successor corporation is not organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof, such successor corporation shall expressly agree, in a supplemental indenture executed by such successor corporation, (i) to indemnify each holder of Debt Securities from and against any present or future taxes, duties, levies, imposts, fees, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) (collectively, "Taxes") of whatever nature imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of such transaction and against any and all costs arising out of or relating to such transaction, and (ii) that the principal of and interest, if any, on the Debt Securities will be paid without withholding or deduction for or on account of Taxes of whatever nature imposed, levied, withheld, assessed or collected by or on behalf of the jurisdiction or jurisdictions in which such successor corporation is organized, is resident or is deemed for tax purposes to be resident (each such jurisdiction being hereinafter called an "Applicable Jurisdiction") or any political subdivision or taxing authority of or in any Applicable Jurisdiction, unless such Taxes are required by any Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, in which case such successor corporation will pay such additional amounts ("Reorganization Additional Amounts") as may be necessary in order that the net amount paid to each holder of any Debt Securities, after such deduction or withholding, will not be less than the amount which such holder would have received in accordance with the terms of the Debt Securities and the applicable Indenture if no such deduction or withholding had been required. All references herein to the payment of the principal of or interest, if any, on any Debt Securities shall be deemed to include mention of the payment of Reorganization Additional Amounts to the extent that, in such context, Reorganization Additional Amounts would be payable.

DEFEASANCE OR COVENANT DEFEASANCE OF THE APPLICABLE INDENTURE

        We may, at our option and at any time, discharge our obligations with respect to the outstanding Debt Securities of a particular series ("defeasance") under either or both of the Indentures. Such defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series and to have satisfied all of our other obligations under such Debt Securities, except for, among other things:

        (a) the rights of holders of outstanding Debt Securities of such series to receive solely from the cash and/or U.S. Government Obligations (as defined in the applicable Indenture) deposited in trust as described below, payment in respect of the principal of and interest, if any, on the Debt Securities of such series when such payments are due;

        (b) our obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities and maintain an office or agency for payments in respect of the Debt Securities;

        (c) the rights, powers, trusts, duties and immunities of the applicable trustee; and

        (d) the defeasance provisions of either or both of the Indentures, as applicable.

        In addition, we may, at our option and at any time, elect to terminate our obligations with respect to certain covenants that are set forth in either or both of the Indentures, and any subsequent failure to comply with such obligations will not constitute an event of default with respect to the Debt Securities ("covenant defeasance") to which such covenant defeasance applies.

        We can exercise either defeasance or covenant defeasance of the Debt Securities of a particular series in the following circumstances:

        (a) we must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of the Debt Securities of such series, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest, if any, on the outstanding Debt Securities being defeased, or to which covenant defeasance applies, when due;

        (b) we must deliver to the applicable trustee an opinion of U.S. counsel to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change after the date of the applicable Indenture in applicable U.S. federal income tax laws);

        (c) we must deliver to the applicable trustee an opinion of Canadian counsel to the effect that:

                (i) the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance;

                (ii) after such defeasance or covenant defeasance, any payment or credit by us of the principal of or interest, if any, on the Debt Securities of such series to a holder thereof will be exempt from Canadian withholding tax if the holder thereof, for the purposes of the Income Tax Act (Canada) (or any successor law), is or is deemed to be a non-resident of Canada and deals at arms' length with us at the time of such payment or credit; and

                (iii) after such defeasance or covenant defeasance, holders of the Debt Securities of such series will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred;

        (d) no event of default or event which, with notice or passage of time or both, would constitute an event of default with respect to the Debt Securities of such series under the applicable Indenture shall have occurred and be continuing on the date of such deposit or occur as a result of such deposit or, in the case of bankruptcy or insolvency proceedings, at any time during the period ending on the day which is the later of (i) three months and one day after the date of such deposit and
                (ii) 91 days after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other material agreement or instrument to which we are a party or by which we are bound;

        (f) we must deliver to the applicable trustee an officer's certificate stating that the deposit with the applicable trustee was not made by us with the intent of preferring the holders of the Debt Securities of such series over our other creditors, with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

        (g) we must deliver to the applicable trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

        The applicable Indenture will be discharged with respect to a series of Debt Securities and will cease to be of further effect (except as to, among other things, surviving rights of registration of transfer or exchange of the applicable Debt Securities and the reinstatement obligations applicable in the event that the applicable trustee or paying agent is unable to apply payments in accordance with the applicable Indenture, as expressly provided for in the applicable Indenture) as to all outstanding Debt Securities of such series when:

        (a) either (i) all Debt Securities of such series theretofore authenticated and delivered (except lost, stolen or destroyed Debt Securities which have been replaced or repaid and Debt Securities for which payment has been deposited or held in trust) have been delivered to the applicable trustee for cancellation or (ii) all such Debt Securities not delivered to the applicable trustee for cancellation have been called for redemption within one year or have (or will within one year) become due and payable and we have irrevocably deposited or caused to be deposited with the applicable trustee cash or U.S. Government Obligations in an amount sufficient to pay and discharge the entire indebtedness on the applicable Debt Securities not theretofore delivered to the applicable trustee for cancellation, for principal of and interest, if any, on the applicable Debt Securities to the date of redemption or maturity, as the case may be, together with irrevocable instructions from us directing the applicable trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (b) we have paid all other sums payable by us under the applicable Indenture and the applicable Debt Securities;

        (c) there exists no event of default or event which, with notice or passage of time or both, would constitute an event of default under the applicable Indenture;

        (d) we have delivered to the applicable trustee an officer's certificate and an opinion of counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of the applicable Indenture have been complied with; and

        (e) in the case of the Subordinated Debt Indenture, no event or condition shall exist that, pursuant to the subordination provisions of such indenture, would prevent us from making payments of the principal of or interest, if any, on the Subordinated Debt Securities of such series.

EVIDENCE OF COMPLIANCE

        The Indentures provide that we shall furnish to the applicable trustee evidence of compliance by us with conditions precedent provided for in the applicable Indenture to be fulfilled by us relating to: (a) the certification and delivery of the original issue of Debt Securities; (b) the satisfaction and discharge of the applicable Indenture; and (c) the taking of any action to be taken by the applicable trustee at our request forthwith if and when such evidence is required to be furnished to the applicable trustee by the applicable Indenture. The evidence of compliance is to consist of: (a) a certificate of one of our directors or officers stating that the conditions precedent have been complied with in accordance with the terms of the applicable Indenture; and (b) in case of conditions precedent compliance with which are by the applicable Indenture made subject to a review or an examination by counsel, an opinion of counsel that such conditions precedent have been complied with in accordance with the terms of the applicable
Indenture. Any such evidence of compliance shall also comply with any legislation relating to trust indentures applicable to the applicable Indenture. In addition to the foregoing, we shall, whenever the applicable trustee so requires by written notice, furnish the applicable trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the applicable trustee as to any action or step required or permitted to be taken by us under the applicable Indenture or as a result of any obligation imposed by the applicable Indenture. The Indentures also provide that we will annually furnish the applicable trustee with a certificate stating that we have complied with all covenants, conditions or other requirements contained in the applicable Indenture, non-compliance with which would constitute a default or an event of default under the applicable Indenture; or, in the event of such non-compliance, specifying the particulars of such non-compliance.

CONSENT TO SERVICE

        In connection with the Indentures, we have designated and appointed Nexen Petroleum U.S.A. Inc., 12790 Merit Drive, Suite 800, LB 94, Dallas, Texas 75251 as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indentures or the Debt Securities that may be instituted in any federal or New York state court located in New York City, or brought by the applicable trustee (whether in its individual capacity or in its capacity as trustee under the applicable Indenture), and have irrevocably submitted to the nonexclusive jurisdiction of such courts.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

RANKING OF SENIOR DEBT SECURITIES

        The Senior Debt Securities will be our unsecured senior obligations and will rank equally and ratably with all of our other unsecured senior indebtedness from time to time outstanding. The Senior Debt Securities will be senior to our Subordinated Debt Securities.

LIMITATION ON LIENS

        We covenant and agree in the Senior Debt Indenture that except for Permitted Encumbrances (as defined below), (a) we shall not create, incur, assume or suffer to exist, nor shall we allow or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, any Security Interest (as defined below) securing any Indebtedness for Borrowed Money (as defined below) or interest thereon, upon or with respect to any of our properties or assets or any income or profits therefrom, whether owned on the date of the Senior Debt Indenture or thereafter acquired, and (b) without limitation to the provisions of clause (a) of this sentence, we shall not create, incur, assume or suffer to exist, nor shall we allow or permit any Subsidiary (as defined below) to create, incur, assume or suffer to exist, any Security Interest securing any Indebtedness for Borrowed Money or interest thereon, upon or with respect to any shares of capital stock, Indebtedness (as defined below) or other securities of, or other ownership interests in, any Restricted Subsidiary, whether owned on the date of the Senior Debt Indenture or thereafter acquired, unless, in any case described in (a) or (b) of this sentence, we or such Restricted Subsidiary or Subsidiary, as the case may be, shall secure or cause to be secured the Senior Debt Securities equally and rateably with the Indebtedness for Borrowed Money secured by such Security Interest.

EVENTS OF DEFAULT

        Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below. Unless otherwise specified in the applicable Prospectus Supplement, the following are "Events of Default" under the Senior Debt Indenture in relation to the Senior Debt Securities issued thereunder:

        (a) default in the payment of interest on any Senior Debt Security of that series when such interest becomes due and payable and the default continues for a period of 30 days;

        (b) default in the payment of the principal of, or premium or other amounts, if any, on any Senior Debt Security of that series when the same becomes due and payable at maturity or on redemption or otherwise;

        (c) failure to deposit any sinking fund payment after it becomes due by the terms of a Senior Debt Security of that series;

        (d) failure to observe or perform any other covenants, agreements or warranties in the Senior Debt Securities of that series or the Senior Debt Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which has expressly been included in the Senior Debt Indenture solely for the benefit of a series of applicable Senior Debt Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified below;

        (e)     we,  pursuant to or within the meaning of any  bankruptcy  law,
                (i) commence a voluntary case or proceeding under any bankruptcy law, (ii) consent to the entry of a judgment, decree or order for relief against us in an involuntary case or proceeding under any bankruptcy law, (iii) consent to or acquiesce in the institution of bankruptcy or insolvency proceedings against us, (iv) apply for, consent to or acquiesce in the appointment of or taking possession by a custodian of us or for all or substantially all of our property, (v) make a general assignment for the benefit of our creditors, (vi) admit in writing to an inability to pay our debts as they become due or (vii) take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

        (f) (i) a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any bankruptcy law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of us, (B) appoint a custodian for all or substantially all of our property, or (C) order the winding-up or liquidation of our affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against us and such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of our property which is not released within 60 days of service; or (iv) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief in an involuntary case against us;

        (g) if an event of default (as defined in any indenture or instrument under which we or any of the Restricted Subsidiaries has at the time of the Senior Debt Indenture or shall thereafter have outstanding any Indebtedness for Borrowed Money) shall happen and be continuing, or we or any of the Restricted Subsidiaries shall have failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay shall result in such indebtedness being declared due and payable or otherwise being accelerated, in either event so that an amount in excess of the greater of Cdn.$75,000,000 and 7.5% of our Shareholders' Equity shall be or become due and payable upon such declaration or otherwise accelerated prior to the date on which the same would otherwise have become due and payable (the "accelerated indebtedness"), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (a) if the accelerated indebtedness shall be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set out in any such indenture or instrument, it shall not be considered an Event of Default for purposes of the Senior Debt Indenture until 30 days after notice to us from the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of a series demanding that such event of default be remedied, or (b) if the accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (i) if such accelerated indebtedness is, by its terms, Non-Recourse Debt (as defined below) to us or the Restricted Subsidiaries, it shall not be considered an Event of Default for purposes of the Senior Debt Indenture; or (ii) if such accelerated indebtedness is recourse to us or the Restricted Subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay principal or an event of default shall be applicable together with an additional seven days after notice to us from the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of a series demanding that such event of default be remedied before being considered an Event of Default for purposes of the Senior Debt Indenture; or

        (h) any other event of default provided with respect to Senior Debt Securities of that series.

        All references to an "Event of Default" under the heading "Particular Terms of the Senior Debt Securities" shall be deemed to be a reference to the events of default described above. A default under clause (d) above is not an Event of Default until the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series notify us of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default under clause (d) above is cured within such 60-day period, it ceases to be a default.

        In the event of a declaration of acceleration in respect of the Senior Debt Securities because an Event of Default specified in clause (g) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given by us to the trustee under the Senior Debt Indenture and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Senior Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

        If an Event of Default under the Senior Debt Indenture occurs and is continuing with respect to any series of the Senior Debt Securities (except in respect of an Event of Default as described in clause (e) and (f) above), then and in every such case the trustee under the Senior Debt Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Debt Securities of such affected series may declare the unpaid principal amount (or, if the Senior Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of such series and all accrued and unpaid interest thereon, if any, to be immediately due and payable. If an Event of Default as described in clause (e) and (f) above occurs, all unpaid principal and accrued interest, if any, on the Senior Debt Securities of an affected series shall be immediately due and payable without any further act by the trustee or any holder. However, except with respect to any non-payment of principal or interest, at any time after a declaration of acceleration with respect to any series of the Senior Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, upon compliance with certain conditions specified in the Senior Debt Indenture, including the cure or waiver of all existing Events of Default and the deposit with the trustee of funds sufficient to pay all due and payable principal and interest on the Senior Debt Securities of such series, the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series, by written notice to the trustee may rescind such acceleration.

        Subject to certain limitations set forth in the Senior Debt Indenture, the holders of a majority in principal amount of the outstanding Senior Debt Securities of each series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Senior Debt Indenture, or exercising any trust or power conferred on such trustee, with respect to the Senior Debt Securities of all series affected by such Event of Default.

        No holder of Senior Debt Securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Senior Debt Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

        o such holder has previously given to the trustee under the Senior Debt Indenture written notice of a continuing Event of Default with respect to the Senior Debt Securities of such series affected by such Event of Default;

        o the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the trustee under the Senior Debt Indenture to institute such proceeding as trustee; and

        o the trustee under the Senior Debt Indenture has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of such series affected by such Event of Default a direction inconsistent with such request.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of Senior Debt Securities for the enforcement of payment of the principal or interest, if any, on such Senior Debt Securities on or after the applicable due date specified in such Senior Debt Securities.

        The holders of not less than a majority of the principal amount of Senior Debt Securities of a particular series may, by written notice to the trustee under the Senior Debt Indenture, on behalf of all of the holders of Senior Debt Securities of such series, waive any default or Event of Default except in respect of: (a) the payment of principal, other amounts or interest, if any, on the Senior Debt Securities of such series; or (b) in respect of a covenant under the Senior Debt Indenture which cannot be modified or amended without the consent of the holder of each outstanding Senior Debt Security of such series. Upon such waiver, such default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of the Senior Debt Indenture.

MODIFICATION AND WAIVER

        The Senior Debt Indenture provides that with the consent of the holders of not less than a majority in principal amount of all outstanding Senior Debt Securities of each series affected by such supplemental indenture delivered to us and the trustee under the Senior Debt Indenture, we and the trustee under the Senior Debt Indenture may enter into an indenture or indentures supplemental to the Senior Debt Indenture for the purpose of modifying in any manner the rights of the holders of Senior Debt Securities or adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Debt Indenture; provided however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Senior Debt Security of such series:

        (a) change the stated maturity of the principal of, or premium, other amounts, if any, or any installment of principal of, or premium or other amounts, if any, or interest, if any, on, any Senior Debt Security, or reduce the principal amount (or accreted value, as the case may be) thereof or the rate of interest thereon or accretions or any premium or other amounts payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any of the foregoing is determined, or reduce the amount of the principal (or accreted value, as the case may be) that would be due and payable upon a declaration of acceleration of the maturity, or change any place of payment where, or the applicable currency for, or impair the right to receive payment of principal or a premium, interest, if any, or other amounts, if any, on any holder's Senior Debt Securities on or after their respective due dates or to institute suit for the enforcement of any such payment;

        (b) reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Senior Debt Indenture or defaults or events of default and their consequences provided for in the Senior Debt Indenture;

        (c) modify any of the provisions regarding the establishment of supplemental indentures by the consent of a majority of the aggregate principal amount of the Senior Debt Securities or the waiver of certain past defaults or compliance with certain covenants, except to increase any percentage required to establish such supplemental indenture or waive such default or covenant compliance or to provide that certain other provisions of the Senior Debt Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of Senior Debt Securities with respect to changes in the references to "the Trustee" in certain provisions of the Senior Debt Indenture;

        (d) modify any conversion ratio or otherwise impair conversion rights with respect to such outstanding Senior Debt Securities, except as expressly permitted by the terms of such outstanding Senior Debt Securities;

        (e) modify any redemption provisions applicable to such outstanding Senior Debt Securities;

        (f) directly or indirectly release any of the collateral or security interest in respect of such outstanding Senior Debt Securities, except as expressly permitted by the terms of such outstanding Senior Debt Securities; or

        (g) change any obligations to pay additional amounts provided in the terms of such outstanding Senior Debt Securities.

        A supplemental indenture which changes or eliminates any covenant or other provisions of the Senior Debt Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt
Securities, or which modifies the rights of the holders of Senior Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Debt Indenture of the holders of Senior Debt Securities of any other series.

        The Senior Debt Indenture or the Senior Debt Securities may be amended or supplemented, without the consent of any holder of such Senior Debt Securities in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not materially adversely affect the interests of the holders of such Senior Debt Securities.

        Other actions by the holders of Senior Debt Securities may be taken with the written consent of a majority in aggregate principal amount of the outstanding Senior Debt Securities of each affected series or by ordinary resolution at a meeting of holders of such Senior Debt Securities. The Senior Debt Indenture provides that resolutions may be made either by vote in person or by written proxy at meetings of Senior Debt Security holders. Resolutions by vote at a meeting will not be binding upon Senior Debt Security holders (or, if the action to be taken affects the rights of holders of one or more series of Senior Debt Securities in a different manner than other holders, upon the holders of such affected series) unless passed by (i) at least a majority of the principal amount of Senior Debt Securities (or each affected series thereof) voted at a meeting where the holders of a majority of the principal amount of the outstanding Senior Debt Securities (or each affected series thereof) are present, subject to provisions providing for a specified percentage of the holders of the principal amount of Senior Debt Securities required to vote with respect to certain consents or waivers provided under the Senior Debt Indenture and provisions as to adjourned meetings, or (ii) the holders of a majority of the principal amount of Senior Debt Securities (or each affected series thereof) voted at a meeting where at least 25% of the principal amount of the outstanding Senior Debt Securities (or each affected series thereof) are present, in the case of a reconvened meeting.

REDEMPTION FOR CHANGES IN CANADIAN TAX LAW

        We have the right to redeem, at any time, the Senior Debt Securities of a series, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

        (a) we determine that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or the Applicable Jurisdiction or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date or dates specified in the supplement to this Prospectus relating to such series of Senior Debt Securities, if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts (as defined below) or Reorganization Additional Amounts with respect to any Senior Debt Security of such series, or (ii) on or after a date or dates specified in the supplement to this Prospectus relating to such series of Senior Debt Securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or the Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the opinion of our counsel, will result in our obligation to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Senior Debt Security of such series; and

        (b)     we,  in  our  business   judgment,   determine  that  any  such
                obligation under (a) above cannot be avoided by the use of reasonable measures available to us;

provided, however, that (i) no such notice of redemption may be given earlier than 60 nor later than 30 days prior to the earliest date on which we would be obligated to pay such Additional Amounts or Reorganization Additional Amounts were a payment in respect of the Senior Debt Securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts or Reorganization Additional Amounts or such denial of the deductibility of interest remains in effect.

CANADIAN WITHHOLDING TAXES

        All payments made by or on behalf of us under or with respect to the Senior Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax ("Canadian Taxes") unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Senior Debt Securities, we will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Senior Debt Securities after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder of Senior Debt Securities would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Senior Debt Securities (an "Excluded Holder") in respect of the beneficial owner thereof:

        o with which we do not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

        o which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province thereof otherwise than by the mere holding of Senior Debt Securities or the receipt of payments thereunder; or

        o which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes.

        We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will furnish to the holders of the Senior Debt Securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us. We will indemnify and hold harmless each holder (other than an Excluded Holder) and, upon written request, reimburse each such holder for the amount excluding any Additional Amounts that have been previously been paid by us with respect thereto of: (a) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Senior Debt Securities; (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) in this paragraph. All references herein to the payment of the principal of, or premium, if any, or interest on any Senior Debt Securities shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts would be payable.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Senior Debt Indenture.

GOVERNING LAW

        The Senior Debt Indenture is, and the Senior Debt Securities will be, governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any jurisdiction other than such state, and also subject to, and governed by, the provisions of the United States Trust Indenture Act of 1939 (the "Trust Indenture Act") required to be a part thereof.

DEFINITIONS RELATING TO THE SENIOR DEBT SECURITIES

        The Senior Debt Indenture contains the following definitions particular to the Senior Debt Securities:

        "CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of any Person on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom:

        (a) all current liabilities (excluding any indebtedness classified as a current liability and any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

        (b) all goodwill, trade names, trademarks, patents, unamortized debt discounts and expenses and other like intangibles; and

        (c) appropriate adjustments on account of minority interests of other persons holding shares of the Subsidiaries of such Person,

        in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of such Person computed in accordance with Canadian GAAP;

        "CURRENT ASSETS" means current assets as determined in accordance with Canadian GAAP;

        "FACILITIES" means any drilling equipment, production equipment and platforms or mining equipment; pipelines, pumping stations and other pipeline facilities; terminals, warehouses and storage facilities; bulk plants; production, separation, dehydration, extraction, treating and processing facilities; gasification or natural gas liquefying facilities, flares, stacks and burning towers; floatation mills, crushers and ore handling facilities; tank cars, tankers, barges, ships, trucks, automobiles, airplanes and other marine, automotive, aeronautical and other similar moveable facilities or equipment; computer systems and associated programs or office equipment; roads, airports, docks (including drydocks); reservoirs and waste disposal facilities; sewers; generating plants (including power plants), electric lines and other utilities; telephone and telegraph lines, radio and other communications facilities; townsites, housing facilities, recreation halls, stores and other related facilities; and similar facilities and equipment of or associated with any of the foregoing;

        "INDEBTEDNESS" as to any Person, means, without duplication, all items of indebtedness or liability which in accordance with Canadian GAAP would be considered to be indebtedness or liabilities of such Person as at the date of which indebtedness is to be determined, including Indebtedness for Borrowed Money;

        "INDEBTEDNESS FOR BORROWED MONEY" as to any Person, means, without duplication, the full amount of all liabilities of such Person for the repayment, either in money or in property, of borrowed money, and the full amount of liabilities of others for the repayment, either in money or in property, of borrowed money, that is guaranteed or endorsed (otherwise than for purposes of collection) by such Person, or which such Person is obligated, contingently or otherwise, to purchase, or on which such Person is otherwise contingently liable, provided that a contingent liability for borrowed money shall only constitute Indebtedness for Borrowed Money where the amount thereof is recorded as a liability in the most recent consolidated financial statements of such Person prepared in accordance with Canadian GAAP;

        "NON-RECOURSE DEBT" means indebtedness to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancings of such indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such indebtedness is limited (except for recourse with respect to a breach of representations, warranties or covenants not related to repayment of such indebtedness to the extent such representations, warranties and covenants are customarily given in non-recourse financings) to the properties or assets created, developed, constructed or acquired in respect of which such indebtedness has been incurred and to the receivables, inventory, equipment, chattels payable, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse;

        "PERMITTED ENCUMBRANCES" means any of the following:

        (a) Security Interests arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, joint venture or joint operation agreements, development agreements, operating agreements, production sales contracts (including Security Interests in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and gas business, and other agreements which are customary in the oil and gas business, provided in all instances that such Security Interests are limited to the assets that are the subject of the relevant agreement;

        (b) Security Interests arising under partnership agreements, production payment agreements, contracts for the sale, purchase, exchange, transportation or processing of industrial chemicals, operating agreements, production sales contracts (including Security Interests in respect of take or pay or similar obligations thereunder) and shared facilities and services agreements, which in each of the foregoing cases is entered into in the ordinary course of the industrial chemical business, and other agreements which are customary in the industrial chemical business, provided in all instances that such Security Interests are limited to the assets that are the subject of the relevant agreement;

        (c) Security Interests on property not situated in Canada, the United Kingdom or the United States;

        (d) Security Interests on assets or property (including oil sands property) or any interest therein, construction thereon or improvements thereto and on any receivables, inventory, equipment, chattel paper, contract rights, intangibles or other assets, rights or collateral related to such assets or property, securing:

                (i) all or any portion of the cost of acquisition (directly or indirectly), surveying, exploration, drilling, development, extraction, mining, operation, production, construction, alteration, repair or improvement of all or any part of such assets or property, the plugging and abandonment of wells and the decommissioning or removal of structures or facilities located thereon, and the reclamation and clean-up of such properties, facilities and interests and surrounding lands whether or not owned by us or the Restricted Subsidiaries, including the cost of acquisition of ownership of any Person which owns any such assets or property;

                (ii) all or any portion of the cost of acquiring (directly or indirectly), developing, constructing, altering, improving, operating or repairing any assets or property (or improvements on such assets or property) used or to be used in connection with such assets or property, whether or not located (or located from time to time) at or on such assets or property;

                (iii) indebtedness incurred by us or any Subsidiaries to provide funds for the activities set forth in clauses
                        (i) and (ii) above, provided such indebtedness is incurred prior to, during or within two years after the completion of acquisition, construction or such other activities referred to in clauses (i) and (ii) above; and

                (iv) indebtedness incurred by us or any Subsidiaries to refinance indebtedness incurred for the purposes set forth in clauses (i) and (ii) above;

                without limiting the generality of the foregoing, costs incurred after the date of the Senior Debt Indenture with respect to clauses (i) or (ii) above shall include costs incurred for all facilities relating to such assets or property, or to projects, ventures or other arrangements of which such assets or property form a part or which relate to such assets or property, which facilities shall include, without limitation, Facilities, whether or not in whole or in part located (or from time to time located) at or on such assets or property;

        (e) Security Interests on property, assets or facilities used in connection with, or necessarily incidental to, the purchase, sale, storage, transportation or distribution of oil or gas, or the products derived from oil or gas;

        (f) Security Interests in respect of securities or Indebtedness of a Subsidiary other than a Restricted Subsidiary;

        (g) Security Interests on any property in favour of any federal government or any province, state or territory thereof or any municipality therein or any political subdivision, department, agency or instrumentality of any of them or any public utility or governmental or other public authority, where such Security Interests are required pursuant to any contract or applicable law, or with respect to any franchise, grant, license or permit;

        (h) Security Interests on cash or our marketable securities or the marketable securities of any Restricted Subsidiary granted in the ordinary course of business in connection with:

                (i) any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements;

                (ii)    any  interest  rate  swap   agreements,   forward  rate
                        agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or

                (iii) any agreements or arrangements entered into for the purpose of hedging product prices;

        (i) pre-existing Security Interests on assets when acquired or when the owner thereof becomes a Restricted Subsidiary, or Security Interests given by such Restricted Subsidiary on other assets of such Restricted Subsidiary in compliance with obligations under trust deeds or other instruments entered into prior to its becoming a Restricted Subsidiary, or pre-existing Security Interests existing on assets of a Person at the time such Person is merged, amalgamated, liquidated or consolidated with or into us or any Restricted Subsidiary;

        (j)     Purchase Money Mortgages;

        (k) Security Interests on Current Assets given in the ordinary course of business to any financial institution to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 18 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

        (l) Security Interests given by us in favour of a Restricted Subsidiary or by a Restricted Subsidiary in our favour or in favour of another Restricted Subsidiary;

        (m) Security Interests in respect of transactions such as the sale (including any forward sale) or other transfer, in the ordinary course of business, of:

                (i) oil, gas or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals; or

                (ii) any other interests in property of a character commonly referred to as a "production payment";

        (n)     rights of set off;

        (o) Security Interests existing as of the date of the Senior Debt Indenture;

        (p) extensions, renewals or replacements of all or part of any Security Interest permitted under paragraphs (a) to (o) hereof or successive extensions, renewals or replacements thereof, provided that such Security Interest relates to the same property plus improvements, if any, and provided that the amount of Indebtedness secured thereby will not exceed the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement plus an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal or replacement; and

        (q) Security Interests that would otherwise be prohibited (including any extensions, renewals or replacements thereof or successive extensions, renewals or replacements thereof), provided that the aggregate Indebtedness outstanding and secured under this paragraph (q) does not (calculated at the time of the giving of Security Interests on the Indebtedness and not at the time of any extension, renewal or replacement thereof) exceed an amount equal to 10% of our Consolidated Net Tangible Assets;

        "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

        "PURCHASE MONEY MORTGAGE" means a mortgage, charge or other Security Interest on or against any property securing any Purchase Money Obligation for such property, provided that such mortgage, charge or Security Interest is created or assumed within 18 months after such property is acquired;

        "PURCHASE MONEY OBLIGATION" means any Indebtedness created or assumed as part of the purchase price of real or personal property, whether or not secured, and any extensions, renewals, refinancings or refundings of any such Indebtedness, provided that the principal amount of such Indebtedness outstanding on the date of such extension, renewal, refinancing or refunding is not increased other than by an amount necessary to pay any fees or expenses, including premiums, related to such extension, renewal, refinancing or refunding and further provided that any security given in respect of such Indebtedness shall not extend to any property other than the property acquired in connection with which such Indebtedness was created or assumed and fixed improvements, if any, erected or constructed thereon;

        "RESTRICTED PROPERTY" means any oil, gas or mineral property of a primary nature located in the United States, the United Kingdom or Canada, and any facilities located in the United States, the United Kingdom or Canada, directly related to the mining, processing or manufacture of hydrocarbons or minerals, or any of the constituents thereof, or the derivatives therefrom and includes voting stock or other interests of a corporation or other Person which owns such property or facilities, but does not include (i) any property or facilities used in connection with or necessarily incidental to the purchase, sale, storage, transportation or distribution of Restricted Property, (ii) any property which, in the opinion of our board of directors, is not materially important to the total business conducted by us and our Subsidiaries as an entirety, or (iii) any portion of a particular property which, in the opinion of our board of directors, is not materially important to the use or operation of such property;

        "RESTRICTED SUBSIDIARY" means:

        (a) any Subsidiary of us which owns at the time of determination Restricted Property, which Restricted Property owned by such Subsidiary represents not less than the greater of 5% of our Consolidated Net Tangible Assets and Cdn. $50,000,000 (or the equivalent thereof in any other currency), excluding however any such Subsidiary if the amount of our share of the Shareholders' Equity therein does not at the time of determination exceed 2% of our Shareholders' Equity; and

        (b) any Subsidiary of us designated as a Restricted Subsidiary from time to time in the form of designation provided for under the Senior Debt Indenture;

        provided that notwithstanding anything in the Senior Debt Indenture to the contrary (i) a Restricted Subsidiary shall cease to be a Restricted Subsidiary when it ceases to be a Subsidiary for any reason, (ii) any Subsidiary to which assets held by a Restricted Subsidiary, which assets have a value equal to or greater than 5% of the Consolidated Net Tangible Assets of such Restricted Subsidiary, are, directly or indirectly, transferred, other than for fair value, shall itself be deemed to be a Restricted Subsidiary, and (iii) a Restricted Subsidiary shall cease to be a Restricted Subsidiary when the assets thereof represent less than the greater of 5% of our Consolidated Net Tangible Assets and Cdn. $50,000,000 (or the equivalent thereof in any other currency) unless such Restricted Subsidiary has been designated under paragraph (b) above;

        "SECURITY INTEREST" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not; provided, however, for greater certainty, "Security Interest" shall not include any security interest referred to in Section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta);

        "SHAREHOLDERS' EQUITY" means the aggregate amount of shareholders' equity (including but not limited to share capital, contributed surplus and retained earnings) of a Person as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of the Person and computed in accordance with Canadian GAAP; and

        "SUBSIDIARY" means, with respect to any Person:

        (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

        (b) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

RANKING OF SUBORDINATED DEBT SECURITIES

        The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined below) including any Senior Debt Securities. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceedings relative to us or our creditors or assets, or any liquidation, dissolution or winding up of us, whether voluntary or involuntary, or any assignment for the benefit of our creditors or other marshalling of our assets and liabilities (each, an "Insolvency Event") the holders of Senior Indebtedness shall be entitled to receive payment in full, or provision shall be made for such payment, before holders of Subordinated Debt Securities shall be entitled to receive any payment or distribution of any kind or character, on account of principal or interest, if any, on the Subordinated Debt Securities or on account of any purchase or other acquisition of Subordinated Debt Securities by us or any of our subsidiaries (all such payments, distributions, purchases and acquisitions being, individually and collectively, a "Subordinated Debt Securities Payment") on any Subordinated Debt Securities.

        If either the trustee under the Subordinated Debt Indenture or a holder of Subordinated Debt Securities receives a Subordinated Debt Securities Payment with knowledge of an Insolvency Event and prior to payment in full of all Senior Indebtedness, such trustee or holder shall hold in trust for the benefit of holders of Senior Indebtedness any such Subordinated Debt Securities Payment, or pay over or deliver such Subordinated Debt Securities Payment to the trustee in bankruptcy, receiver or other person distributing our assets for purposes of paying in full all Senior Indebtedness remaining unpaid.

        In the event of our insolvency, upon any distribution of our assets, our unsecured creditors who are not holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Subordinated Debt Securities.

        The term "Senior Indebtedness" means, with respect to us:

        (a) the principal (including redemption payments), interest, if any, and other payment obligations in respect of (i) our indebtedness for money borrowed and (ii) indebtedness evidenced by debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any indenture or other instrument to which we are a party (including, for the avoidance of doubt, but subject to clauses (A) and (B) of this sentence set forth below, indentures pursuant to which subordinated debentures have been or may be issued);

        (b)     all of our capital, operating or other lease obligations;

        (c) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all hedging agreements and agreements of a similar nature thereto (including interest rate, currency or commodity swap agreements and commodity purchase and sale agreements) and all agreements relating to any such agreements, and all our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

        (d) all of our obligations for the reimbursement of amounts paid pursuant to any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

        (e)     all  obligations of the type referred to in clauses (a) through
                (d) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

        (f)     all  obligations of the type referred to in clauses (a) through
                (e) above of other persons secured by any lien on any of our property or assets, (whether or not such obligation is assumed by us);

in each case whether outstanding at the date of the Subordinated Debt Indenture or thereafter incurred, except for: (A) any such indebtedness that contains express terms, or is issued under an indenture or other instrument which contains express terms, providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities or any series thereof; and (B) any indebtedness between us and our affiliates.

        Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of the Subordinated Debt Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the trustee under the Subordinated Debt Indenture or any of the holders of Subordinated Debt Securities.

PAYMENT BLOCKAGE

        No payment of principal (including redemption payments) or interest, if any, on any Subordinated Debt Securities may be made:

        o       if any of our Senior Indebtedness is not paid when due;

        o if any applicable grace period with respect to a payment default on our Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist; or

        o if the maturity of any of our Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded and annulled or such Senior Indebtedness repaid in accordance with its terms.

EVENTS OF DEFAULT

        Unless otherwise specified in the applicable Prospectus Supplement, the following will be "Events of Default" under the Subordinated Debt Indenture in relation to any series of the Subordinated Debt Securities:

        (a) default in the payment of interest on any Subordinated Debt Security of that series when such interest becomes due and payable and the default continues for a period of 30 days;

        (b) default in the payment of the principal or other amounts, if any, on any Subordinated Debt Security of that series when the same becomes due and payable at maturity or on redemption or otherwise;

        (c) failure to deposit any sinking fund payment after it becomes due by the terms of a Subordinated Debt Security of that series;

        (d) failure to observe or perform any other covenants, agreements or warranties in the Subordinated Debt Securities of that series or the Subordinated Debt Indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which has expressly been included in the Subordinated Debt Indenture solely for the benefit of a series of applicable Subordinated Debt Securities other than that series), and the failure to observe or perform continues for the period and after the notice specified below;

        (e)     we,  pursuant to or within the meaning of any  bankruptcy  law,
                (i) commence a voluntary case or proceeding under any bankruptcy law, (ii) consent to the entry of a judgment, decree or order for relief against us in an involuntary case or proceeding under any bankruptcy law, (iii) consent to or acquiesce in the institution of bankruptcy or insolvency proceedings against us, (iv) apply for, consent to or acquiesce in the appointment of or taking possession by a custodian of us or for all or substantially all of our property, (v) make a general assignment for the benefit of our creditors, (vi) admit in writing to an inability to pay our debts as they become due or (vii) take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

        (f) (i) a court of competent jurisdiction enters a judgment, decree or order for relief in an involuntary case or proceeding under any bankruptcy law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of us, (B) appoint a custodian for all or substantially all of our property, or (C) order the winding-up or liquidation of our affairs, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against us and such petition, application or proceeding is not dismissed within 60 days; or (iii) a warrant of attachment is issued against any material portion of our property which is not released within 60 days of service; or (iv) a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief in an involuntary case against us; or

        (g)     any  other   event  of  default   provided   with   respect  to
                Subordinated Debt Securities of that series.

        All references to an "Event of Default" under the heading "Particular Terms of the Subordinated Debt Securities" shall be deemed to be a reference to the events of default described above. A default under clause (d) above is not an Event of Default until the trustee under the Subordinated Debt Indenture or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series notify us of the default and we do not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When a default under clause (d) above is cured within such 60-day period, it ceases to be a default.

        If an Event of Default under the Subordinated Debt Indenture occurs and is continuing with respect to any series of the Subordinated Debt Securities (except in respect of an Event of Default as described in clause (e) and (f) above), then and in every such case the trustee under the Subordinated Debt Indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Subordinated Debt Securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the Subordinated Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Debt Securities of such series and all accrued and unpaid interest thereon, if any, to be immediately due and payable. If an Event of Default as described in clause (e) and (f) above occurs, all unpaid principal and accrued interest, if any, on the Subordinated Debt Securities of an affected series shall be immediately due and payable without any further act by the trustee or any holder. However, except with respect to any non-payment of principal or interest, at any time after a declaration of acceleration with respect to any series of the Subordinated Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, upon compliance with certain conditions specified in the Subordinated Debt Indenture, including the cure or waiver of all existing Events of Default and the deposit with the trustee of funds sufficient to pay all due and payable principal and interest on the Subordinated Debt Securities of such series, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of that series, by written notice to the trustee may rescind such acceleration.

        Subject to certain limitations set forth in the Subordinated Debt Indenture, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of each series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Subordinated Debt Indenture, or exercising any trust or power conferred on such trustee, with respect to the Subordinated Debt Securities of all series affected by such Event of Default.

        No holder of Subordinated Debt Securities of any series will have any right to institute any proceeding with respect to the Subordinated Debt Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

        o       such  holder  has  previously  given to the  trustee  under the
                Subordinated Debt Indenture written notice of a continuing Event of Default with respect to the Subordinated Debt Securities of such series affected by such Event of Default;

        o the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the trustee under the Subordinated Debt Indenture to institute such proceeding as trustee; and

        o the trustee under the Subordinated Debt Indenture has failed to institute such proceeding within 60 days after receipt of such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series affected by such Event of Default a direction inconsistent with such request.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of Subordinated Debt Securities for the enforcement of payment of the principal or interest, if any, on such Subordinated Debt Securities on or after the applicable due date specified in such Subordinated Debt Securities.

        The holders of not less than a majority of the principal amount of Subordinated Debt Securities of a particular series may, by written notice to the trustee under the Subordinated Debt Indenture, on behalf of all of the holders of Subordinated Debt Securities of such series, waive any default or Event of Default except in respect of: (a) the payment of principal, other amounts or interest, if any, on the Subordinated Debt Securities of such series; or (b) in respect of a covenant under the Subordinated Debt Indenture which cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debt Security of such series. Upon such waiver, such default or Event of Default shall cease to exist and shall be deemed to have been cured for every purpose of the Subordinated Debt Indenture.

MODIFICATION AND WAIVER

        The Subordinated Debt Indenture provides that with the consent of the holders of not less than a majority in principal amount of all outstanding Subordinated Debt Securities of each series affected by such modification, delivered to us and the trustee under the Subordinated Debt Indenture, we and the trustee under the Subordinated Debt Indenture, may enter into an indenture or indentures supplemental to the Subordinated Debt Indenture for the purpose of modifying in any manner the rights of the holders of Subordinated Debt Securities or adding any provisions to or changing in any manner or eliminating any of the provisions of the Subordinated Debt Indenture; provided however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Subordinated Debt Security of such series:

        (a) change the stated maturity of the principal, other amounts, if any, or any installment of principal, other amounts, if any, or interest, if any, on, any Subordinated Debt Security, or reduce the principal amount (or accreted value, as the case may be) thereof or the rate of interest thereon or accretions or any premium or other amounts payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any of the foregoing is determined, or reduce the amount of the principal (or accreted value, as the case may be) that would be due and payable upon a declaration of acceleration of the maturity, or change any place of payment where, or the applicable currency for, or impair the right to receive payment of principal, interest, if any, or other amounts, if any, on any holder's Subordinated Debt Securities on or after their respective due dates or to institute suit for the enforcement of any such payment;

        (b) reduce the percentage in principal amount of the outstanding Subordinated Debt Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Subordinated Debt Indenture or defaults or events of default and their consequences provided for in the Subordinated Debt Indenture;

        (c) modify any of the provisions regarding the establishment of supplemental indentures by the consent of a majority of the aggregate principal amount of the Subordinated Debt Securities or the waiver of certain past defaults or compliance with certain covenants, except to increase any percentage required to establish such supplemental indenture or waive such default or covenant compliance or to provide that certain other provisions of the Subordinated Debt Indenture cannot be modified or waived without the consent of the holder of each outstanding Subordinated Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder of Subordinated Debt Securities with respect to changes in the references to "the Trustee" in certain provisions of the Subordinated Debt Indenture;

        (d) modify any conversion ratio or otherwise impair conversion rights with respect to such outstanding Subordinated Debt Securities, except as expressly permitted by the terms of such outstanding Subordinated Debt Securities;

        (e) modify any redemption provisions applicable to such outstanding Subordinated Debt Securities;

        (f) directly or indirectly release any of the collateral or security interest in respect of such outstanding Subordinated Debt Securities, except as expressly permitted by the terms of such outstanding Subordinated Debt Securities;

        (g)     modify  the   subordination   provisions   applicable   to  the
                Subordinated Debt Securities or the definition of "Senior Indebtedness" in a manner adverse to the holders of the Subordinated Debt Securities; or

        (h) change any obligations to pay additional amounts provided in the terms of such outstanding Subordinated Debt Securities.

        A supplemental indenture which changes or eliminates any covenant or other provisions of the Subordinated Debt Indenture which has expressly been included solely for the benefit of one or more particular series of Subordinated Debt Securities, or which modifies the rights of the holders of
Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Subordinated Debt Indenture of the holders of Subordinated Debt Securities of any other series.

        The Subordinated Debt Indenture or the Subordinated Debt Securities may be amended or supplemented, without the consent of any holder of such Subordinated Debt Securities in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not materially adversely affect the interests of the holders of such Subordinated Debt Securities.

        Other actions by the holders of Subordinated Debt Securities may be taken with the written consent of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of each affected series or by ordinary resolution at a meeting of holders of such Subordinated Debt Securities. The Subordinated Debt Indenture provides that resolutions may be made either by vote in person or by written proxy at meetings of Subordinated Debt Security holders. Resolutions by vote at a meeting will not be binding upon Subordinated Debt Security holders (or, if the action to be taken affects the rights of holders of one or more series of Subordinated Debt Securities in a different manner than other holders, upon the holders of such affected series) unless passed by (i) at least a majority of the principal amount of Subordinated Debt Securities (or each affected series thereof) voted at a meeting where the holders of a majority of the principal amount of the outstanding Subordinated Debt Securities (or each affected series thereof) are present, subject to provisions providing for a specified percentage of the holders of the principal amount of Subordinated Debt Securities required to vote with respect to certain consents or waivers provided under the Subordinated Debt Indenture and provisions as to adjourned meetings, or (ii) the holders of a majority of the principal amount of Subordinated Debt Securities (or each affected series thereof) voted at a meeting where at least 25% of the principal amount of the outstanding Subordinated Debt Securities (or each affected series thereof) are present, in the case of a reconvened meeting.

REDEMPTION FOR CHANGES IN CANADIAN TAX LAW

        We have the right to redeem, at any time, the Subordinated Debt Securities of a series, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if:

        (a) we determine that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or the Applicable Jurisdiction or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date or dates specified in the supplement to this Prospectus relating to such series of Subordinated Debt Securities, if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Subordinated Debt Security of such series, or there is more than an insubstantial risk that we could be denied the deduction of interest paid or payable in respect of the Subordinated Debt Security of such series in computing our income for the purposes of the Income Tax Act (Canada) or a Canadian provincial or territorial income tax statute, or (ii) on or after a date or dates specified in the supplement to this Prospectus relating to such series of Subordinated Debt Securities, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or the Applicable Jurisdiction or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the opinion of our counsel, will result in our obligation to pay, on the next succeeding date on which interest is due, Additional Amounts or Reorganization Additional Amounts with respect to any Subordinated Debt Security of such series or there is more than an insubstantial risk that we could be denied the deduction of interest paid or payable in respect of the Subordinated Debt Security of such series in computing our income for the purposes of the Income Tax Act (Canada) or a Canadian provincial or territorial income tax statute; and

        (b)     we,  in  our  business   judgment,   determine  that  any  such
                obligation under (a) above cannot be avoided by the use of reasonable measures available to us;

provided, however, that (i) no such notice of redemption may be given earlier than 60 nor later than 30 days prior to the earliest date on which we would be obligated to pay such Additional Amounts or Reorganization Additional Amounts were a payment in respect of the Subordinated Debt Securities then due or on which we would be denied the deduction of interest paid or payable in respect of the Subordinated Debt Securities, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts or Reorganization Additional Amounts or such denial of the deductibility of interest remains in effect. The redemption price for the Subordinated Debt Securities in any such circumstance shall be 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

CANADIAN WITHHOLDING TAXES

        All payments made by or on behalf of us under or with respect to the Subordinated Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax ("Canadian Taxes") unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Subordinated Debt Securities, we will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of Subordinated Debt Securities after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the holder of Subordinated Debt Securities would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of Subordinated Debt Securities (an "Excluded Holder") in respect of the beneficial owner thereof:

        o with which we do not deal at arm's length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

        o which is subject to such Canadian Taxes by reason of the holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province thereof otherwise than by the mere holding of Subordinated Debt Securities or the receipt of payments thereunder; or

        o which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes.

        We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will furnish to the holders of the Subordinated Debt Securities, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us. We will indemnify and hold harmless each holder (other than an Excluded Holder) and, upon written request, reimburse each such holder for the amount excluding any Additional Amounts that have been previously been paid by us with respect thereto of: (a) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Subordinated Debt Securities; (b) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and (c) any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) in this paragraph. All references herein to the payment of the principal of or interest on any Subordinated Debt Securities shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts would be payable.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Subordinated Debt Indenture.

GOVERNING LAW

        The Subordinated Debt Indenture is, and the Subordinated Debt Securities will be, governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any jurisdiction other than such state, and also subject to, and governed by, the provisions of the Trust Indenture Act required to be a part thereof.

                    DESCRIPTION OF THE SUBSCRIPTION RECEIPTS

        The Subscription Receipts may be offered separately or together with Equity Securities, Debt Securities or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into at the time of issuance of the Subscription Receipts.

        The particular terms and provisions of Subscription Receipts offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include, where applicable:

        o       the number of Subscription Receipts offered;

        o       the price at which the Subscription Receipts will be offered;

        o if other than U.S. dollars, the currency or currency unit in which the Subscription Receipts are denominated;

        o the procedures for the exchange of the Subscription Receipts into Equity Securities, Debt Securities or other securities;

        o       the  number  of Equity  Securities,  Debt  Securities  or other
                securities   that  may  be  obtained   upon  exercise  of  each
                Subscription Receipt;

        o the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

        o the terms applicable to the gross proceeds from the sale of the Subscription Receipts plus any interest earned thereon; and

        o any other terms, conditions and rights (or limitations on such rights) of the Subscription Receipts.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Subscription Receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Subscription Receipts described in a Prospectus
Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Subscription Receipts.

                          DESCRIPTION OF THE WARRANTS

        Warrants may be offered separately or together with Equity Securities, Debt Securities or Subscription Receipts, as the case may be. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the warrant agreements covering the Warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants.

        The particular terms and provisions of Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Warrants.

EQUITY WARRANTS

        The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

        o       the  designation  and  aggregate   number  of  Equity  Warrants
                offered;

        o       the price at which the Equity Warrants will be offered;

        o if other than U.S. dollars, the currency or currency unit in which the Equity Warrants are denominated;

        o the designation and terms of the Equity Securities that may be acquired upon exercise of the Equity Warrants;

        o the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

        o the number of Equity Securities that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Equity Warrant;

        o the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

        o the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

        o the minimum or maximum amount, if any, of Equity Warrants that may be exercised at any one time;

        o whether the Equity Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

        o any other terms, conditions and rights (or limitations on such rights) of the Equity Warrants.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Equity Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Equity Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Equity Warrants.

DEBT WARRANTS

        The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

        o       the designation and aggregate number of Debt Warrants offered;

        o       the price at which the Debt Warrants will be offered;

        o if other than U.S. dollars, the currency or currency unit in which the Debt Warrants are denominated;

        o the designation and terms of the Debt Securities that may be acquired upon exercise of the Debt Warrants;

        o the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

        o the aggregate principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Debt Warrant;

        o the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of Debt Warrants that will be offered with each Security;

        o the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

        o the minimum or maximum amount, if any, of Debt Warrants that may be exercised at any one time;

        o whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

        o any other terms, conditions and rights (or limitations on such rights) of the Debt Warrants.

        We reserve the right to set forth in a Prospectus Supplement specific terms of the Debt Warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Warrants.

                       CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal and interest on the Debt Securities or dividends on the Equity Securities, if any, will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, any such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

                              PLAN OF DISTRIBUTION

        We may sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents, subject to obtaining any applicable exemption from registration requirements.

        The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

        In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

        If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement or supplements, which will also set forth the commission payable for solicitation of these contracts.

        The Prospectus Supplement relating to any offering of Securities will also set forth the terms of the offering of the Securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to any offering of Securities sold to or through underwriters will be named in the Prospectus Supplement relating to such offering.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Each series of Preferred Shares, Debt Securities, Subscription Receipts and Warrants will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Preferred Shares, Debt Securities, Subscription Receipts or Warrants, such Securities will not be listed on any securities exchange. Certain broker-dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Preferred Shares, Debt Securities, Subscription Receipts or Warrants, as applicable, or as to the liquidity of the trading market, if any, for such Securities.

                                 LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to any offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon for us by Bennett Jones LLP, Calgary, Alberta with respect to Canadian federal law and Alberta law and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York with respect to United States federal law and New York law. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

        The  partners  and   associates   of  Bennett  Jones  LLP  as  a  group
beneficially own, directly or indirectly, less than 1% of our outstanding securities.

                                    AUDITORS

        In connection with the audit of our annual financial statements as at December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006, Deloitte & Touche LLP confirmed that they are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and the standards of the SEC.

                                    EXPERTS

        DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd., Ryder Scott Company and William M. Cobb & Associates, Inc., have evaluated and/or audited our reserves, as applicable, in their capacity as independent reserves evaluators, and each has provided an opinion or opinions dated January 24, 2007, January 30, 2007, January 19, 2007 and January 19, 2007 respectively, as more particularly described in our Annual Information Form, which is comprised of our Annual Report on Form 10-K dated February 26, 2007, as amended on April 2, 2007, incorporated by reference herein. The statements as to our reserves, which appear in or are incorporated by reference herein, have been so included or incorporated by reference upon authority, as experts, of DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd., Ryder Scott Company and William M. Cobb & Associates, Inc.

         Based on information provided by DeGolyer and MacNaughton, McDaniel & Associates Consultants Ltd., Ryder Scott Company and William M. Cobb & Associates, Inc. such entities or their "designated professionals", being any partners, employees or consultants of such independent reserves evaluators who participated in and who were in a position to directly influence the preparation of the relevant report, or any such person who, at the time of the preparation of the report was in a position to directly influence the outcome of the preparation of the report, do not beneficially own an interest, directly or indirectly, in any of our securities.

             DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

        o       the  documents   listed  under   "Documents   Incorporated   by
                Reference" in this Prospectus;

        o       the consent of our auditors Deloitte & Touche LLP;

        o       the consent of our Canadian counsel Bennett Jones LLP;

        o the consent of our independent petroleum consultants DeGolyer and MacNaughton;

        o the consent of our independent petroleum consultants McDaniel & Associates Consultants Ltd.;

        o the consent of our independent petroleum consultants Ryder Scott Company;

        o the consent of our independent petroleum consultants William M. Cobb & Associates, Inc.;

        o       powers of attorney from our directors and officers;

        o Senior Debt Indenture, dated as of May 4, 2007, between Nexen and Deutsche Bank Trust Company Americas;

        o Subordinated Debt Indenture, dated as of November 4, 2003, between Nexen and Deutsche Bank Trust Company Americas; and

        o Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-1.

                               AUDITORS' CONSENT

        We have read the short form base shelf prospectus (the "Prospectus") of Nexen Inc. (the "Company") dated , 2007, relating to the offer and sale of common shares, Class A preferred shares, senior debt securities, subordinated debt securities, subscription receipts, warrants to purchase equity securities and/or warrants to purchase debt securities having an aggregate initial offering price of up to U.S.$2,500,000,000. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the use through incorporation by reference into the above mentioned Prospectus of our report to the board of directors and shareholders of the Company on the consolidated balance sheet of the Company as at December 31, 2006 and 2005 and the consolidated statements of income, cash flows and shareholders' equity for each of the years in the three year period ended December 31, 2006. Our report is dated February 9, 2007.

Calgary, Alberta
         , 2007


                                                  Chartered Accountants

                                    PART II

                         INFORMATION NOT REQUIRED TO BE
                      DELIVERED TO OFFEREES OR PURCHASERS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 124 of the Canada Business Corporations Act provides as follows:

124. (1) Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3) Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual

        (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

        (b)     in  the  case  of  a  criminal  or  administrative   action  or
                proceeding  that  is  enforced  by  a  monetary  penalty,   the
                individual had reasonable grounds for believing that the individual's conduct was lawful.

(4) Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection
(3).

(5) Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

        (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

        (b)     fulfills the conditions set out in subsection (3).

(6) Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

        (a) in the individual's capacity as a director or officer of the corporation; or

        (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

(7) Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Section 7 of the By-laws of the Registrant contains the following provisions with respect to indemnification of the Registrant's directors and officers with respect to certain insurance maintained by the Registrant with respect to its indemnification obligations:

7.01 Limitation Of Liability. Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonable prudent person would exercise in comparable circumstances, including reliance in good faith on:

        (a) financial statements of the Corporation represented to the director by an officer of the Corporation or in a written report of the auditor of the Corporation fairly to reflect the financial condition of the Corporation; or

        (b) a report of a person whose profession lends credibility to a statement made by the professional person.

Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.02 Indemnity. Subject to the provisions of the Act, the Corporation shall indemnify a director officer, a former director or officer or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect to any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity if, exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances:
(a) the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Corporation shall also indemnify any such person in such other circumstances as the Act or law permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law to the extent permitted by the Act or law.

7.03 Advance of Costs. The Corporation may advance moneys to any director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 7.02. The individual, however, shall repay the moneys to the Corporation if the individual does not fulfill the conditions set out in subsection 7.02(a) and, as applicable, subsection 7.02(b).

7.04 Insurance. Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.02 against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate where he acts or acted in that capacity at the Corporation's request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

NUMBER     DESCRIPTION
-------------------------------------------------------------------------------
 4.1 The Registrant's Management Proxy Circular dated March 10, 2006 relating to the annual general and special meeting of shareowners held on April 27, 2006 , excluding those portions thereof which appear under the headings "Compensation and Human Resources
           Committee Report" and "Share Performance Graph" (which portions shall be deemed not to have been filed as part of, or incorporated by reference in, this Registration Statement on Form F-10) (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 22, 2006).

 4.2 The Registrant's Management Proxy Circular dated March 9, 2007 relating to the annual general and special meeting of shareowners held on April 26, 2007, excluding those portions thereof which appear under the headings "Compensation and Human Resources
           Committee Report" and "Share Performance Graph" (which portions shall be deemed not to have been filed as part of, or incorporated by reference in, this Registration Statement on Form F-10) (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 27, 2007).

 4.3 The Registrant's Revised Annual Information Form, which is comprised of the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

 4.4 The consolidated balance sheet as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows and shareholders' equity for the three years ended December 31, 2006, together with the report thereon dated February 9, 2007 of the independent auditors of the Registrant, Deloitte & Touche LLP, as contained in the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

 4.5 Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2006, as contained in the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

EXHIBITS

NUMBER     DESCRIPTION
-------------------------------------------------------------------------------
 4.6 The Registrant's comparative interim consolidated financial statements (unaudited) including management's discussion and analysis of financial condition and results of operations for the three month period ended March 31, 2007 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on April 27, 2007).

 4.7 Management's discussion and analysis of financial condition and results for the three month period ended March 31, 2007 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on April 27, 2007).

 5.1*      Consent of Bennett Jones LLP.

 5.2       Consent of Deloitte & Touche LLP.

 5.3*      Consent of DeGolyer and MacNaughton.

 5.4*      Consent of McDaniel & Associates Consultants Ltd.

 5.5*      Consent of Ryder Scott Company.

 5.6*      Consent of William M. Cobb & Associates, Inc.

 6.1       Powers  of  Attorney   (included  on  the  signature  page  of  this
           Registration Statement).

 7.1 Senior Debt Indenture dated as of May 4, 2007, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 7, 2007).

 7.2 Subordinated Debt Indenture, dated as of November 4, 2003, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 7.2 to Amendment No. 1 to the Registrant's Registration Statement on Form F-9 as filed with the Commission on October 22, 2003, Commission File No. 333-109747).

 7.3 Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-1.



-----------
*   To be filed by Amendment.

                                    PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS


ITEM 1.   UNDERTAKING

          The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.


ITEM 2.   CONSENT TO SERVICE OF PROCESS

          At the time of filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.




                                     III-1

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 30th day of May, 2007.


                                      NEXEN INC.



                                      By: /s/ Charles W. Fischer
                                          -----------------------------
                                          Name:  Charles W. Fischer
                                          Title: President, Chief Executive
                                                 Officer and Director
                                                 (Principal Executive Officer)



                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Fischer, President and Chief Executive Officer, and Marvin F. Romanow, Executive Vice President, Finance and Chief Financial Officer, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of debt securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2007.

       SIGNATURE                                   TITLE
-------------------------------------------------------------------------------

 /s/ Charles W. Fischer           President and Chief Executive Officer
--------------------------        and Director (Principal Executive Officer)
 Charles W. Fischer


 /s/ Marvin F. Romanov            Executive Vice President and Chief Financial
--------------------------        Officer (Principal Financial Officer)
 Marvin F. Romanow

       SIGNATURE                                    TITLE
-------------------------------------------------------------------------------

 /s/ Brendon T. Muller             Controller (Principal Accounting Officer)
--------------------------
 Brendon T. Muller


 /s/ John B. Mcwilliams            Senior Vice President, General Counsel
--------------------------         and Secretary
 John B. McWilliams


 /s/ Kevin J. Reinhart             Vice President, Corporate
--------------------------         Planning and Business Development
 Kevin J. Reinhart


 /s/ Dennis G. Flanagan            Director
--------------------------
 Dennis G. Flanagan


 /s/ David A. Hentschel            Director
--------------------------
 David A. Hentschel


 /s/ S. Barry Jackson              Director
--------------------------
 S. Barry Jackson


 /s/ Kevin J. Jenkins              Director
--------------------------
 Kevin J. Jenkins


 /s/ A. Anne Mclellan              Director
--------------------------
 A. Anne McLellan


 /s/ Eric P. Newell                Director
--------------------------
 Eric P. Newell


 /s/ Thomas C. O'Neill             Director
--------------------------
 Thomas C. O'Neill

       SIGNATURE                                    TITLE
-------------------------------------------------------------------------------

 /s/ Francis M. Saville            Director
--------------------------
 Francis M. Saville


 /s/ Richard M. Thomson            Director
--------------------------
 Richard M. Thomson


 /s/ John M. Willson               Director
--------------------------
 John M. Willson


 /s/ Victor J. Zaleschuk           Director
--------------------------
 Victor J. Zaleschuk

                           AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 30, 2007.

                                            NEXEN PETROLEUM U.S.A. INC.



                                            By: /s/ Douglas B. Otten
                                                ------------------------
                                                Name:   Douglas B. Otten
                                                Title:  Senior Vice-President,
                                                        U.S. Oil & Gas

                                    EXHIBITS

EXHIBITS

NUMBER     DESCRIPTION
-------------------------------------------------------------------------------
 4.1 The Registrant's Management Proxy Circular dated March 10, 2006 relating to the annual general and special meeting of shareowners held on April 27, 2006 , excluding those portions thereof which appear under the headings "Compensation and Human Resources
           Committee Report" and "Share Performance Graph" (which portions shall be deemed not to have been filed as part of, or incorporated by reference in, this Registration Statement on Form F-10) (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 22, 2006).

 4.2 The Registrant's Management Proxy Circular dated March 9, 2007 relating to the annual general and special meeting of shareowners held on April 26, 2007, excluding those portions thereof which appear under the headings "Compensation and Human Resources
           Committee Report" and "Share Performance Graph" (which portions shall be deemed not to have been filed as part of, or incorporated by reference in, this Registration Statement on Form F-10) (incorporated by reference to the Registrant's Current Report on Form 6-K as filed with the Commission on March 27, 2007).

 4.3 The Registrant's Revised Annual Information Form, which is comprised of the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

 4.4 The consolidated balance sheet as of December 31, 2006 and 2005 and the consolidated statements of income, cash flows and shareholders' equity for the three years ended December 31, 2006, together with the report thereon dated February 9, 2007 of the independent auditors of the Registrant, Deloitte & Touche LLP, as contained in the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

 4.5 Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2006, as contained in the Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2006, dated February 26, 2007, as amended on April 2, 2007 (incorporated by reference to the Registrant's Amended Annual Report on Form 10-K/A as filed with the Commission on April 2, 2007).

EXHIBITS

NUMBER     DESCRIPTION
-------------------------------------------------------------------------------
 4.6 The Registrant's comparative interim consolidated financial statements (unaudited) including management's discussion and analysis of financial condition and results of operations for the three month period ended March 31, 2007 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on April 27, 2007).

 4.7 Management's discussion and analysis of financial condition and results for the three month period ended March 31, 2007 (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Commission on April 27, 2007).

 5.1*      Consent of Bennett Jones LLP.

 5.2       Consent of Deloitte & Touche LLP.

 5.3*      Consent of DeGolyer and MacNaughton.

 5.4*      Consent of McDaniel & Associates Consultants Ltd.

 5.5*      Consent of Ryder Scott Company.

 5.6*      Consent of William M. Cobb & Associates, Inc.

 6.1       Powers  of  Attorney   (included  on  the  signature  page  of  this
           Registration Statement).

 7.1 Senior Debt Indenture dated as of May 4, 2007, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to the Registrant's Current Report on Form 8-K as filed with the Commission on May 7, 2007).

 7.2 Subordinated Debt Indenture, dated as of November 4, 2003, between the Registrant and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 7.2 to Amendment No. 1 to the Registrant's Registration Statement on Form F-9 as filed with the Commission on October 22, 2003, Commission File No. 333-109747).

 7.3 Statement of Eligibility of the Trustee, Deutsche Bank Trust Company Americas, on Form T-1.


------------
*    To be filed by Amendment.


                                      E-2